UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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AKEBIA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Akebia Therapeutics, Inc.

245 First Street

Cambridge, MA 02142

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

The 2019 Annual Meeting of Stockholders, or the Annual Meeting, of Akebia Therapeutics, Inc., or the Company or Akebia, will be held on June 6, 2019, at 10:00 a.m. Eastern Time, at our headquarters located at 245 First Street, Cambridge, Massachusetts 02142. The purposes of the meeting are as follows:

1.

Elect three Class II directors, John P. Butler, Michael T. Heffernan, and Jodie P. Morrison, to serve until the 2022 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal;

2.	Ratify the appointment of Ernst & Young LLP, or Ernst & Young, as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

3.

Amend and restate our 2014 Employee Stock Purchase Plan to increase the number of shares of common stock, $0.00001 par value per share, or Common Stock, reserved for issuance under the plan to 5,763,545 and make certain other amendments; and

4.	Transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.

Our Board of Directors recommends that you vote “FOR” each of the Class II director nominees (Proposal 1), “FOR” the ratification of the proposed independent registered public accounting firm (Proposal 2) and “FOR” the approval of the Amended and Restated 2014 Employee Stock Purchase Plan (Proposal 3).

Each outstanding share of Common Stock (Nasdaq: AKBA) entitles the holder of record as of 5:00 p.m. Eastern Time on April 12, 2019, referred to as the record date, to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

On December 12, 2018, we completed a merger, or the Merger, with Keryx Biopharmaceuticals, Inc., or Keryx, combining a nephrology-focused commercial organization with our robust development organization. Following the Merger, Keryx is our wholly owned subsidiary, and we are integrating our business and Keryx’s business with the goal of positioning Akebia to realize the potential growth opportunities and synergies from the Merger. The Annual Meeting is the first such meeting that we are holding following the Merger and we are pleased to welcome former Keryx stockholders as Akebia stockholders.

We are also pleased to take advantage of U.S. Securities and Exchange Commission, or SEC, rules that allow companies to furnish their proxy materials over the Internet. We are mailing our stockholders a Notice Regarding the Availability of Proxy Materials, or the Notice, instead of a paper copy of our proxy materials. The Notice contains instructions on how to access the documents and cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials. Stockholders who previously elected not to receive a Notice will instead receive a paper copy of the proxy materials by mail. The notice and access process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you attend the Annual Meeting, we urge you to vote your shares by following the instructions in the Notice and submitting your proxy by the Internet, telephone or by signing, dating and returning the proxy card included in these materials in order to ensure the presence of a quorum. If you choose to attend the Annual Meeting, you may still vote your shares in person even if you have previously voted or returned your proxy by any of the methods described in our proxy statement. If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions.

All stockholders are extended a cordial invitation to attend the Annual Meeting.

By Order of the Board of Directors,

John P. Butler President and Chief Executive Officer

Cambridge, Massachusetts

April 26, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2019 Annual Meeting of Stockholders, our Proxy Statement and our 2018 annual report, referred to as the Annual Report, are available at www.proxyvote.com. These documents are also available to any stockholder who wishes to receive a paper copy by calling 1-800-579-1639, by emailing sendmaterial@proxyvote.com or by submitting a request over the Internet at www.proxyvote.com.

i

Akebia Therapeutics, Inc.

245 First Street

Cambridge, MA 02142

PROXY STATEMENT FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until December 31, 2019. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to seek stockholder approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such stockholder approval must be conducted. We have taken advantage of these reduced reporting obligations in this Proxy Statement. Accordingly, the information contained herein may be different than the information you receive from other public companies that are not emerging growth companies in which you hold stock.

* * *

When will this Proxy Statement and the accompanying materials be made available to stockholders?

On April 26, 2019, we began sending the Notice to all stockholders entitled to vote at the Annual Meeting. The proxy materials, including the Notice of 2019 Annual Meeting of Stockholders, the accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, this Proxy Statement and the Annual Report will be made available to stockholders on the Internet on the same date. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of 2019 Annual Meeting of Stockholders, Proxy Statement and Annual Report are available on our website, no information contained on such website is incorporated by reference in or considered to be a part of this document. Stockholders who previously elected not to receive a Notice will instead receive a paper copy of the proxy materials by mail.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice to our stockholders. All stockholders will have the ability to access the proxy materials on the website referenced in the Notice and to request to receive, free of charge, a printed set of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet or through email to help reduce the environmental impact of our Annual Meeting.

Who is soliciting my vote?

The Board of Directors of the Company is soliciting your vote for the Annual Meeting because you owned shares of Akebia Common Stock as of 5:00 p.m. Eastern Time on the record date. We have made available to you on the Internet or have sent you by mail this Proxy Statement, the Notice of 2019 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report.

When is the record date for the Annual Meeting?

The Company’s Board of Directors fixed the record date for the Annual Meeting as of 5:00 p.m. Eastern Time on April 12, 2019. Only stockholders who owned Akebia Common Stock as of 5:00 p.m. Eastern Time on April 12, 2019 are entitled to vote at the Annual Meeting.

How many votes can be cast by all stockholders?

A total of 117,743,870 shares of Common Stock of the Company were outstanding on April 12, 2019 and are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•	By Internet. You may vote by proxy via the Internet at www.proxyvote.com by following the instructions provided on the Notice or the proxy card.

•

By Telephone. If you live in the United States or Canada, you may vote by proxy by calling toll-free 1-800-690-6903 and by following the instructions provided on the proxy card. You must have the control number that is on either the Notice or the proxy card when voting.

•

By Mail. Complete and mail your proxy card, in the postage prepaid envelope you receive, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted FOR the election of the director nominees named herein to the Company’s Board of Directors, FOR the ratification of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, and FOR the approval of the Amended and Restated 2014 Employee Stock Purchase Plan and will be voted according to the discretion of the named proxy holders on the proxy card upon any other business that may properly be brought before the Annual Meeting and at all adjournments and postponements thereof.

•

In Person at the Annual Meeting. If you attend the Annual Meeting, please be sure to bring a form of personal picture identification with you. You may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If your shares of Common Stock are held by a bank, broker or other nominee, you may vote:

•	By Internet or By Telephone. You will receive instructions from your bank, broker or other nominee if you are permitted to vote by Internet or telephone.

•	By Mail. You will receive instructions from your bank, broker or other nominee explaining how to vote your shares by mail.

•

In Person at the Annual Meeting. If you attend the Annual Meeting, in addition to picture identification, you should both bring an account statement or a letter from the record holder indicating that you owned the shares as of 5:00 p.m. Eastern Time on the record date, and contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the Annual Meeting.

Can my broker vote on my behalf?

For routine matters, stock exchange rules allow brokers to vote on your behalf if you do not provide voting instructions with respect to your shares. The proposal to ratify the selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2) is such a routine matter.

The election of the Class II directors (Proposal 1) and the approval of the Amended and Restated 2014 Employee Stock Purchase Plan (Proposal 3) are considered non-routine matters for which brokers do not have the authority under stock exchange rules to vote in the absence of proper voting instructions on those matters. Broker non-votes are shares represented at the Annual Meeting held by brokers, bankers or other nominees for which instructions have not been received from the beneficial owners or persons entitled to vote such shares and such brokers, bankers or other nominees do not have discretionary voting power to vote such shares.

How many votes are required for approval of different matters and what are the Board of Directors’ recommendations on how to vote my shares?

Proposal	Voting Options	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes	Board Recommendations
Election of Directors (Proposal 1)	For All/Withhold All/For All Except	Plurality of votes cast(1)	No effect	No effect	FOR

Ratification of selection of Independent Auditors (Proposal 2)	For/Against/Abstain	Majority of votes cast	No effect	–	FOR

Amended and Restated 2014 Employee Stock Purchase Plan (Proposal 3)	For/Against/Abstain	Majority of votes cast	No effect	No effect	FOR

(1)	A vote to withhold will have no effect on the outcome of Proposal 1.

Who pays the cost of soliciting proxies?

The Company will pay the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and other vendors for forwarding solicitation material to beneficial owners of our outstanding Common Stock. The Company may solicit proxies by mail, personal interview, telephone or via the Internet through its officers, directors and other management employees, who will receive no additional compensation for their services.

Can I change or revoke my vote?

You may change or revoke your proxy at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet prior to the close of the Internet voting facility, by transmitting a subsequent vote by telephone prior to the close of the telephone voting facility, or by attending the Annual Meeting and voting in person. If your stock is held by a bank, broker or other nominee, you must contact your bank, broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

Could other matters be decided at the Annual Meeting?

The Company does not know of any other matters that may be presented for action at the Annual Meeting. Under our bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented at the Annual Meeting has passed. Should any other business come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted. If the Annual Meeting is adjourned or postponed for any reason, at any subsequent reconvening of the Annual Meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy.

What does it mean if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form, it may be because you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Who should I call if I have any additional questions?

If you hold your shares directly, please call Nicole R. Hadas, Secretary, at (617) 871-2098. If your shares are held by a bank, broker or other nominee, please call the telephone number provided on your voting instruction form or contact your bank, broker or nominee holder directly.

Can I elect to receive electronic delivery of the Company’s proxy materials?

Most stockholders who previously elected to receive printed copies of our proxy materials can elect to view future proxy materials over the Internet instead of receiving paper copies in the mail. You can choose this option and access the information you need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting. If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely return your proxy. Banks, brokers and other nominees can vote customers’ unvoted shares on routine matters, but cannot vote such shares on non-routine matters. If you do not timely return a proxy to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. Your bank, broker or other nominee cannot vote your shares on any non-routine matter. The election of directors (Proposal 1) and the approval of the Amended and Restated 2014 Employee Stock Purchase Plan (Proposal 3) are non-routine matters. The ratification of the appointment of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this Proxy Statement.

Where can I find the voting results?

We expect to announce the preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting.

OVERVIEW OF PROPOSALS

This Proxy Statement contains three proposals requiring stockholder action. Proposal 1 requests the election of three directors to the Board of Directors. Proposal 2 requests the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Proposal 3 requests the approval of the Amended and Restated 2014 Employee Stock Purchase Plan. All proposals are discussed in more detail in the pages that follow.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. One class is elected each year at the Annual Meeting of stockholders for a term of three years. Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by stockholders. A director elected by the Board of Directors to fill a vacancy in a class shall be elected for the unexpired term of his or her predecessor in office and until the director’s successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

The terms of the Class II directors are scheduled to expire on the date of the Annual Meeting. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors’ nominees for election by the stockholders as the Class II directors are the three current Class II members: John P. Butler, Michael T. Heffernan and Jodie P. Morrison. If elected, each Class II nominee will serve as a director until the 2022 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the Class II director nominees to the Board of Directors. If any of the director nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, which is not currently expected, the proxies will be voted for the election of such substitute director nominee as the Board of Directors may designate.

Nominees for Directors

The names of the nominees for Class II directors and certain information about each nominee are set forth below.

Name	Positions and Offices Held with Akebia Therapeutics, Inc.	Director Since	Age
John P. Butler	Director (Class II), President and Chief Executive Officer	2013	54
Michael T. Heffernan	Director (Class II)	2018	54
Jodie P. Morrison	Director (Class II)	2018	43

The three nominees for director with the highest number of affirmative votes will be elected as directors. It is intended that, unless you give contrary instructions, shares represented by proxies will be voted for the election of the three nominees listed above as director nominees. The Company has no reason to believe that any nominee will be unable to serve. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Biographical information relating to each nominee for election as director and each continuing director is shown below. The Company believes that each director meets the minimum qualifications established by the Nominating and Corporate Governance Committee of our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE NOMINEES FOR DIRECTOR

(PROPOSAL 1 ON YOUR PROXY CARD)

DIRECTOR BIOGRAPHIES

The biographical information about the nominees for director is set forth below.

Class II Director Nominees

John P. Butler joined Akebia as a director in July 2013 and was appointed as the President and Chief Executive Officer of Akebia in September 2013. Prior to joining Akebia, from 2011 until 2013, Mr. Butler served as the Chief Executive Officer of Inspiration Biopharmaceuticals, Inc., a company that filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October 2012 prior to the successful sale of its hemophilia assets to Cangene Corporation and Baxter International in early 2013 for total aggregate consideration that could exceed $1 billion. From 1997 to 2011, Mr. Butler held various positions at Genzyme Corporation, now Sanofi Genzyme, most recently serving as President of the company’s rare genetic diseases business. From 2002 until 2010, Mr. Butler led Genzyme’s renal division. Prior to his work at Genzyme, Mr. Butler held sales and marketing positions at Amgen and Hoffmann-La Roche. Mr. Butler currently serves on the Board of Directors of Zynerba Pharmaceuticals, Inc. (Nasdaq: ZYNE). From 2013 to 2016, Mr. Butler served on the Board of Directors of Relypsa, Inc. From 2015 to 2017, Mr. Butler served on the Board of Directors of Keryx and was Chairman of Keryx’s Board of Directors from 2016 to 2017. Mr. Butler formerly served as a Chairman of the Board of Trustees of the American Kidney Fund. Mr. Butler received a B.A. in Chemistry from Manhattan College and an M.B.A. degree from Baruch College, City University of New York. We believe that Mr. Butler is qualified to serve on our Board of Directors due to his industry experience in the biotechnology sector, particularly his experience working in the renal disease area.

Michael T. Heffernan has served as a member of our Board of Directors since completion of the Merger in December 2018. Mr. Heffernan had served as a member of the Board of Directors of Keryx from June 2016 until completion of the Merger. Mr. Heffernan is the Founder and Chairman of the Board of Collegium Pharmaceutical, Inc. (Nasdaq: COLL), or Collegium, a specialty pharmaceutical company developing and commercializing products for people suffering from pain, and served as its President from 2002 through 2018. Prior to Collegium, he was the Founder, President and Chief Executive Officer of Onset Dermatologics, a dermatology focused company that was spun out of Collegium to create PreCision Dermatology, which was acquired by Valeant Pharmaceuticals International in 2014. Mr. Heffernan held prior positions as Co-founder, President and Chief Executive Officer of Clinical Studies Ltd., a pharmaceutical contract research organization that was acquired by PhyMatrix Corp. and later served as President and Chief Executive Officer of PhyMatrix. Mr. Heffernan began his career at Eli Lilly and Company and served in numerous sales and marketing roles. Mr. Heffernan is currently the Chairman of the Board of Directors for Veloxis Pharmaceuticals (OTCMKTS: LFCYF). Mr. Heffernan earned his B.S. Degree in pharmacy from the University of Connecticut and is a Registered Pharmacist. We believe that Mr. Heffernan is qualified to serve on our Board of Directors due to his more than 25 years of experience in the pharmaceutical and related healthcare industries.

Jodie P. Morrison has served as a member of our Board of Directors since completion of the Merger in December 2018. She had served on the Board of Directors of Keryx from June 2016 until completion of the Merger and as Interim Chief Executive Officer of Keryx from April 2018 until completion of the Merger. Since February 2019, she has been the Chief Executive Officer of Cadent Therapeutics, Inc., a company developing therapies for patients with movement and neurological disorders. She served as President and Chief Executive Officer of Tokai Pharmaceuticals, Inc. (now Novus Therapeutics, Inc.), a biopharmaceutical company focused on developing therapies for prostate cancer and other hormonally driven diseases, from March 2013 until May 2017 and served on its Board of Directors from March 2013 until June 2018. From December 2006 until March 2013, Ms. Morrison held other senior positions with Tokai, including Chief Operating Officer, Head of Clinical Affairs and Program Operations and Vice President of Clinical Affairs and Program Operations. Prior to joining Tokai, Ms. Morrison served as Director of Clinical Operations and Medical Affairs at Dyax Corporation, or Dyax. Prior to joining Dyax, Ms. Morrison held clinical management positions at both Curis, Inc. and at Diacrin, Inc. Ms. Morrison currently serves on the Boards of Directors of Cadent Therapeutics, Inc. and Aileron Therapeutics, Inc. (Nasdaq: ALRN).

Ms. Morrison received a B.A. in neuroscience from Mount Holyoke College, her clinical research certification from the Boston University School of Medicine and her business training through the Greater Boston Executive Program at the MIT Sloan School of Management. We believe that Ms. Morrison is qualified to serve on our Board of Directors due to her senior management experience at biopharmaceutical companies.

Current Directors Not Standing for Election at the Annual Meeting

Our Board of Directors currently consists of ten members. Set forth below is the biographical information for the members of the Board of Directors who are not standing for election or re-election at the Annual Meeting.

Name	Positions and Offices Held with Akebia Therapeutics, Inc.	Director Since	Class and Year in Which Term Will Expire	Age
Scott A. Canute	Director	2016	Class I—2021	58
Mark J. Enyedy	Director	2018	Class I—2021	55
Steven C. Gilman	Director	2018	Class I—2021	66
Cynthia Smith	Director	2018	Class I—2021	50
Adrian Adams	Director, Chairperson	2018	Class III—2020	68
Maxine Gowen	Director	2014	Class III—2020	61
Michael Rogers	Director	2018	Class III—2020	59

Scott A. Canute has served as a member of our Board of Directors since 2016. Mr. Canute has more than 30 years of experience in the biopharmaceutical industry and is currently serving on the Boards of Directors of Immunomedics, Inc. (Nasdaq: IMMU) and Flexion Therapeutics, Inc. (Nasdaq: FLXN). From 2011 to 2018, Mr. Canute served on the Board of Directors of Oncobiologics, Inc. (Nasdaq: ONS), from 2015 to 2019, Mr. Canute served on the Board of Directors of Proteon Therapeutics, Inc. (Nasdaq: PRTO), from 2012 to 2014, Mr. Canute served on the Board of Directors of Allocure, Inc., and from 2012 to 2013, Mr. Canute served on the Board of Directors of Inspiration Biopharmaceuticals, Inc., a company that filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October 2012 prior to the successful sale of its hemophilia assets to Cangene Corporation and Baxter International in early 2013 for total aggregate consideration that could exceed $1 billion. Mr. Canute has served as Principal and Founder of Magis Consulting LLC, a biopharmaceutical consulting company, since July 2012. Mr. Canute served as President of Global Manufacturing and Corporate Operations of Genzyme Corporation, now Sanofi Genzyme, from 2010 until 2011. Prior to joining Genzyme, Mr. Canute spent 25 years at Eli Lilly and Company and served as President, Global Manufacturing Operations from 2004 until 2007, where he directed all manufacturing and supply chain activities for Eli Lilly and the company’s global operations. Mr. Canute received a B.S. in chemical engineering from the University of Michigan and an M.B.A. from Harvard Business School. We believe that Mr. Canute is qualified to serve on our Board of Directors due to his extensive leadership experience at public companies and in the biopharmaceutical industry and his extensive manufacturing experience.

Mark J. Enyedy has served as a member of our Board of Directors since completion of the Merger in December 2018. Mr. Enyedy had served as a member of the Board of Directors of Keryx from September 2017 until completion of the Merger. He currently serves as President, Chief Executive Officer and a director of ImmunoGen, Inc. (Nasdaq: IMGN), a biotechnology company focused on the development of antibody-drug conjugate therapeutics for the treatment of cancer, a position he has held since 2016. From 2013 until 2016, Mr. Enyedy served as Executive Vice President and Head of Corporate Development for Shire plc, a biopharmaceutical company, leading the company’s strategy, merger and acquisitions, and corporate planning functions and providing commercial oversight for the company’s pre-Phase 3 portfolio. Previously, Mr. Enyedy served as Chief Executive Officer and a member of the Board of Directors of Proteostasis Therapeutics, Inc. (Nasdaq: PTI), from 2011 to 2013, following 15 years at Genzyme Corporation, now Sanofi Genzyme, a biopharmaceutical company, in diverse roles, most recently as president of the transplant, oncology, and multiple sclerosis divisions. Before joining Genzyme, Mr. Enyedy was an associate with the law firm Palmer & Dodge.

Mr. Enyedy currently serves on the Board of Directors of The American Cancer Society of Eastern New England and served on the Board of Directors of Fate Therapeutics (Nasdaq: FATE) from July 2012 until May 2018. He holds a J.D. from Harvard Law School and a B.S. from Northeastern University. We believe that Mr. Enyedy is qualified to serve on our Board of Directors due to his 25 years of combined general management, business development, and legal experience in the biotechnology industry across multiple therapeutic areas.

Steven C. Gilman, Ph.D., has served as a member of our Board of Directors since the Merger in December 2018. Dr. Gilman had served as a member of the Board of Directors of Keryx from March 2016 until completion of the Merger. Dr. Gilman previously served as Chairman of the Board of Directors and Chief Executive Officer of ContraFect Corporation (Nasdaq: CFRX), a clinical-stage biotechnology company focused on the discovery and development of protein and antibody therapeutics for life-threatening, drug-resistant infectious diseases, from July 2016 to April 2019. From February 2008 until January 2015, Dr. Gilman served as Executive Vice President, Research & Development and Chief Scientific Officer of Cubist Pharmaceuticals, a biopharmaceutical company developing antibiotics, until its acquisition by Merck & Co. Prior to joining Cubist, he served as Chairman of the Board of Directors and Chief Executive Officer of ActivBiotics, a privately held biopharmaceutical company. Previously, Dr. Gilman worked at Millennium Pharmaceuticals, Inc., where he held a number of senior leadership roles including Vice President and General Manager of Inflammation. Prior to Millennium, he was group director at Pfizer Global Research and Development, where he was responsible for drug discovery of several therapeutic areas, including immunology and antibacterials. Dr. Gilman has also held scientific, business, and academic appointments at Wyeth, Cytogen Corporation, Temple Medical School, and Connecticut College. He currently serves on the Boards of Directors of Vericel Corporation (Nasdaq: VCEL), SCYNEXIS, Inc. (Nasdaq: SCYX), ContraFect Corporation (Nasdaq: CFRX) and Momenta Pharmaceuticals, Inc. (Nasdaq: MNTA). He is a past member of the Board of Directors of the Massachusetts Biotechnology Association, the Penn State University Biotechnology Advisory Board and the Northeastern University Drug Discovery Advisory Board. Dr. Gilman received his M.S. and Ph.D. degrees in microbiology from Pennsylvania State University, his post-doctoral training at Scripps Clinic and Research Foundation, and received a B.A. in microbiology from Miami University of Ohio. He has authored over 60 publications and is an inventor of seven patents. We believe that Dr. Gilman is qualified to serve on our Board of Directors due to his more than 28 years of scientific and development experience in the healthcare industry.

Cynthia Smith has served as a member of our Board of Directors since August 2018. Since January 2017, she has consulted as a strategic advisor for biotechnology companies. Previously, she served as Chief Commercial Officer and a member of the Executive Committee of ZS Pharma, Inc., a specialty pharmaceutical company developing therapies for treatment of hyperkalemia and liver diseases, from 2013 to 2016, where she led efforts to transition the company from a development stage company to a commercial enterprise. ZS Pharma, Inc. was acquired by AstraZeneca in 2015. Prior to ZS Pharma, Ms. Smith served as Vice President, Market Access and Commercial Development at Affymax, Inc. (OTCMKTS: AFFY), from 2008 to 2013. From 2000 to 2008, she held various senior leadership positions in market access, corporate strategy, government relations and external affairs at Merck & Co. Before beginning her career in the biopharmaceutical industry, Ms. Smith served as a healthcare policy analyst in the Office of Management and Budget at the White House from 1995 to 2000. Ms. Smith currently serves on the Boards of Directors of Dicerna Pharmaceuticals, Inc. (Nasdaq: DRNA), Spero Therapeutics, Inc. (Nasdaq: SPRO), and the French-American Foundation, and she served on the Board of Directors of Nivalis Therapeutics from 2016 to 2017. Ms. Smith earned a B.A. from the University of North Carolina at Chapel Hill, an M.B.A. from the Wharton School and an M.S. in public policy from the Eagleton Institute of Politics at Rutgers University. We believe that Ms. Smith is qualified to serve on our Board of Directors due to her more than 20 years of broad leadership experience within the healthcare industry.

Adrian Adams has served as a member of our Board of Directors since completion of the Merger in December 2018. From February 2016 to January 2019, Mr. Adams served as Chief Executive Officer of Aralez Pharmaceuticals Inc., a pharmaceutical company that focuses on the development, acquisition and commercialization of cardiovascular, pain and other therapies (now Old API Wind-Down Ltd. (Nasdaq: ARLZ)), and was a member of the Aralez Board of Directors from February 2016 to March 2019. From May 2015 to

February 2016, Mr. Adams was the Chief Executive Officer and served on the Board of Directors of POZEN, Inc., a pharmaceutical company which was combined with Tribute Pharmaceuticals Canada Inc. to become Aralez Pharmaceuticals Inc. in 2016. Aralez voluntarily commenced restructuring proceedings in Canadian Court and its U.S.-based subsidiaries, including POZEN, Inc., filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code, in August 2018. Previously, Mr. Adams served as Chief Executive Officer, President and a director of Auxilium Pharmaceuticals, Inc., a specialty biopharmaceutical company, from December 2011 until January 2015, when it was acquired by Endo International plc. Prior to these roles, Mr. Adams served in several chief executive officer positions at leading specialty pharmaceutical companies including Kos Pharmaceuticals, Inc., Sepracor, Inc. and Inspire Pharmaceuticals, Inc. Mr. Adams served as Chief Executive Officer of Neurologix, Inc., a company which filed for bankruptcy under Chapter 7 in 2012, from September 2011 until November 2011. Mr. Adams has also held general management and senior international and national marketing positions at Novartis, SmithKline Beecham and ICI (now part of AstraZeneca). Mr. Adams also serves as the Chairman of the Board of Directors at AcelRx Pharmaceuticals, Inc. (Nasdaq: ACRX). Mr. Adams graduated from the Royal Institute of Chemistry at Salford University. We believe that Mr. Adams is qualified to serve on our Board of Directors due to his more than 30 years of experience in the pharmaceutical and biotechnology industries.

Maxine Gowen, Ph.D., has served as a member of our Board of Directors since 2014. Dr. Gowen was the Founding President and Chief Executive Officer of Trevena, Inc. (Nasdaq: TRVN), a clinical stage biopharmaceutical company developing G-protein coupled receptors biased ligands, from 2007 to October 2018 and has served as a member of Trevena’s Board of Directors since 2008. Dr. Gowen previously held a variety of leadership roles at GlaxoSmithKline, or GSK, over a period of 15 years. As Senior Vice President for GSK’s Center of Excellence for Drug Discovery, she developed an innovative new approach to externalizing drug discovery. Dr. Gowen was previously President and Managing Partner at SR One, the venture capital subsidiary of GSK, where she led its investments in and served on the boards of directors of numerous companies. Dr. Gowen also previously served as Vice President, Drug Discovery, Musculoskeletal Diseases at GSK, where she was responsible for drug discovery and early development for osteoporosis, arthritis and metastatic bone disease. Dr. Gowen served on the Board of Directors of Human Genome Sciences, Inc. from January 2008 to July 2012, when it was acquired by GSK. Dr. Gowen currently serves on the Boards of Directors of Idera Pharmaceuticals, Inc. (Nasdaq: IDRA) and Pagus: Africa and previously served on the Boards of Directors of the Biotechnology Innovation Organization, or BIO, and BIO’s Pennsylvania affiliate, LifeSciences Pennsylvania. Dr. Gowen graduated with a B.Sc. in biochemistry from the University of Bristol, U.K., received a Ph.D. in cell biology from the University of Sheffield, U.K., and received an M.B.A. from the Wharton School of the University of Pennsylvania. We believe that Dr. Gowen is qualified to serve on our Board of Directors due to her leadership experience at public companies and in the biopharmaceutical industry.

Michael Rogers has served as a member of our Board of Directors since completion of the Merger in December 2018. Mr. Rogers had served as Chairman of the Board of Directors of Keryx from September 2017 until completion of the Merger, and a member of the Board of Directors of Keryx from March 2016 until completion of the Merger. He has been Chief Financial Officer of Aerpio Pharmaceuticals, Inc. (Nasdaq: ARPO), a biopharmaceutical company focused on advancing first-in-class treatments for ocular diseases, since November 2017. Prior to Aerpio, Mr. Rogers was Chief Financial Officer of Acorda Therapeutics, Inc. (Nasdaq: ACOR), a biotechnology company developing and commercializing therapies to treat neurological disorders, from October 2013 to October 2016. From 1999 to 2009, Mr. Rogers was the Chief Financial Officer of Indevus Pharmaceuticals, Inc. until the company’s sale to Endo Pharmaceuticals, Inc. He also served as Chief Financial Officer at BG Medicine, Inc. (OCTCMKTS: BGMD), Advanced Health Corporation and Autoimmune Inc. Prior to his roles as chief financial officer, Mr. Rogers was an investment banker at Lehman Brothers and PaineWebber, where he focused on life sciences companies. He currently serves on the Board of Directors for EyePoint Pharmaceuticals (Nasdaq: EYPT), formerly pSivida Corp. Mr. Rogers received his B.A. from Union College and an M.B.A. from the Darden School of Business at the University of Virginia. We believe that Mr. Rogers is qualified to serve on our Board of Directors due to his more than 25 years of financial experience and executive leadership in the biotechnology industry.

CORPORATE GOVERNANCE

Board Composition and Structure

Our Ninth Amended and Restated Certificate of Incorporation, or our Certificate of Incorporation, states that the number of directors shall be fixed exclusively by our Board of Directors. Each director holds office until his or her successor is duly elected and qualified or until his or her death, resignation or removal. Our Certificate of Incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy on the Board of Directors, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the majority of the directors then in office, even if less than a quorum.

Our Certificate of Incorporation provides that our Board of Directors is divided into three classes of directors, with the classes as nearly equal in number as possible. Each of our directors previously identified serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our Certificate of Incorporation and our bylaws, our Class I directors will serve until the 2021 annual meeting of stockholders; if elected, our Class II directors will serve until the 2022 annual meeting of stockholders; and our Class III directors will serve until the 2020 annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by our Board of Directors among the three classes.

In connection with the closing of the Merger on December 12, 2018, the following persons designated by the Keryx Board of Directors were elected to our Board of Directors: Mark J. Enyedy, Steven C. Gilman, Michael T. Heffernan, Jodie P. Morrison and Michael Rogers, and one additional director, Adrian Adams, who was designated by agreement of the Akebia and Keryx Boards of Directors, and was elected as a director and Chairperson of the Board. Mr. Adams was identified as a director candidate by a third-party search firm.

Director Nomination Process

The Nominating and Corporate Governance Committee recommends, and the Board of Directors nominates, candidates to stand for election as directors. While we do not have a formal policy on diversity, the Nominating and Corporate Governance Committee proactively seeks nominees with a broad diversity of experience, professions, skills, gender, race, national origin and backgrounds and considers such factors in evaluating prospective nominees. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular trait is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. Directors should possess strong personal and professional ethics, integrity and values; be business savvy and genuinely interested in the Company; and be committed to representing the long-term interests of our stockholders. The Board of Directors is intended to encompass a range of talents, ages, skills, diversity, and expertise sufficient to provide sound and prudent oversight with respect to the operations and interests of the business. Nominees are not discriminated against on the basis of race, religion, national origin, gender, sexual orientation, disability or any other basis proscribed by law. The membership criteria applicable to our Board of Directors are set forth in the Company’s Corporate Governance Guidelines, and the Nominating and Corporate Governance Committee will consider such criteria in the context of the existing composition and needs of the Board of Directors and its committees.

Evaluation of Director Candidates

The Nominating and Corporate Governance Committee will make a preliminary review of a prospective candidate’s background, career experience and qualifications based on available information. If a consensus is reached by the Nominating and Corporate Governance Committee that a particular candidate would likely contribute positively to the Board of Directors’ mix of skills and experiences, and a vacancy on the Board of Directors exists or is likely to occur, the Nominating and Corporate Governance Committee will conduct interviews with the candidate and may invite other members of the Board of Directors or executives to interview the candidate to assess the candidate’s overall qualifications. The Nominating and Corporate Governance Committee will consider the candidate and make a recommendation to the full Board of Directors as to whether the candidate should be nominated for election.

Stockholder Recommendations for Director Nominees

The Nominating and Corporate Governance Committee does not have a written policy regarding director candidates recommended by stockholders but has determined that its practice is to consider candidates proposed by stockholders if made in accordance with the requirements set forth in our Certificate of Incorporation and our bylaws. The Nominating and Corporate Governance Committee will consider all candidates recommended by stockholders who comply with the foregoing procedures and satisfy the minimum qualifications for director nominees and have the attributes described in our Corporate Governance Guidelines. Stockholders also have the right under Section 1.2(b) of our bylaws to directly nominate director candidates without any action or recommendation on the part of the Nominating and Corporate Governance Committee or our Board of Directors, by following the procedures set forth under “General Matters—Stockholder Proposals and Nominations.”

Director Independence

Under Nasdaq Listing Rule 5605, a majority of a listed company’s Board of Directors must consist of independent directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Nasdaq Listing Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each member of the Board except for Mr. Butler and Ms. Morrison is “independent” as that term is defined under Nasdaq Listing Rule 5605(a)(2). Our Board of Directors also determined that each of the current members of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee satisfies the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable, including in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act and in the case of all members of the Compensation Committee, the independence requirements contemplated by Rule 10C-1 under the Exchange Act. In making such determinations, our Board of Directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances deemed relevant in determining their independence.

There are no family relationships among any of our directors or executive officers. No arrangements or understandings exist between any director or nominee for election as a director and any other person pursuant to whom such person is to be selected as a director or nominee for election as a director.

Board Meetings and Attendance

The Board of Directors held 21 meetings during the year ended December 31, 2018. Each of the incumbent directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of

Directors on which he or she served during the year ended December 31, 2018 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). Pursuant to the Agreement and Plan of Merger with Keryx, effective December 12, 2018, Adrian Adams was elected to the Board of Directors, as were the following former Keryx directors: Mark J. Enyedy, Steven C. Gilman, Michael T. Heffernan, Michael Rogers and Jodie P. Morrison. It is the policy of the Board of Directors to have a separate meeting session for the independent directors generally during every regularly scheduled meeting of the full Board of Directors. Any independent director may request a meeting of the independent directors at any time.

In addition, as provided in our Corporate Governance Guidelines, all directors are expected to attend annual meetings of stockholders and all of our directors attended the 2018 annual meeting of stockholders.

Board Leadership Structure and Role of the Board in Risk Oversight

Board Leadership Structure

As a general policy, our Board of Directors believes that separation of the positions of Chairperson and Chief Executive Officer reinforces the independence of the Board of Directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board of Directors as a whole. Accordingly, we currently separate the roles of Chief Executive Officer and Chairperson of the Board of Directors, with Mr. Butler serving as our President and Chief Executive Officer and Mr. Adams, who is an independent director, serving as Chairperson of the Board of Directors. As President and Chief Executive Officer, Mr. Butler is responsible for setting the strategic direction for our Company and the day-to-day leadership and performance of our Company, while Mr. Adams, as Chairperson of the Board of Directors, presides over meetings of the Board of Directors, including executive sessions of the Board of Directors, and performs oversight responsibilities. Our Board of Directors has four standing committees that are chaired by independent directors, and consist of independent directors with the exception of Ms. Morrison’s service on our Research and Development Committee. Our Board of Directors delegates substantial responsibilities to the committees, which then report their activities and actions back to the full Board of Directors. We believe that the independent committees of our Board of Directors, other than with respect to Ms. Morrison’s service on our Research and Development Committee, and their Chairpersons promote effective independent governance. We believe this structure represents an appropriate allocation of roles and responsibilities for our Company at this time because it strikes an effective balance between management and independent leadership participation in our Board of Directors meetings.

Risk Oversight

The Board of Directors plays an important role in risk oversight at the Company through its decision-making authority as well as through its oversight of management. In particular, the Board of Directors administers its risk oversight function through (1) the review and discussion of regular periodic reports by the Board of Directors and its committees on topics relating to the risks that the Company faces, (2) the required approval by the Board of Directors (or a committee of the Board of Directors) of significant transactions and other decisions, (3) the direct oversight of specific areas of the Company’s business by the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Research and Development Committee, and (4) periodic reports from management, the independent auditors and other outside consultants regarding various areas of potential risk including, among others, those relating to our internal control over financial reporting and cybersecurity matters. The Board of Directors also relies on management to bring significant matters impacting the Company to the attention of the Board of Directors.

Pursuant to the Audit Committee’s charter, the Audit Committee is responsible for reviewing and discussing with management and the Company’s independent registered public accounting firm the Company’s system of internal controls, its critical accounting practices and its policies relating to risk assessment and management. As part of this process, the Audit Committee discusses the Company’s major financial risk exposures and steps that management has taken to monitor and control such exposure. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and compliance matters.

Because of the role of the Board of Directors and the Audit Committee in risk oversight, the Board of Directors believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to the Company’s operations. The Board of Directors acknowledges that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to the Company’s operations and believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which is comprised solely of independent directors and is described more fully below. Each such committee operates pursuant to a written charter and each reviews and assesses the adequacy of its charter annually and submits proposed modifications to the Board of Directors for approval. The charters for the committees are all available on our website (www.akebia.com) under “Investors” at “Corporate Governance.” In December 2018, the Board of Directors also created a Research and Development Committee.

The following table sets forth which directors currently serve on each committee of the Board of Directors.

Name	Nominating and Corporate Governance	Compensation	Audit	Research and Development
Adrian Adams	CH
John P. Butler (1)
Scott A. Canute		M		M
Mark J. Enyedy	M		M
Steven C. Gilman, Ph.D.				CH
Maxine Gowen, Ph.D.	M			M
Michael T. Heffernan (1)		M	M
Jodie P. Morrison (1)				M
Michael Rogers			CH
Cynthia Smith		CH

(1)	Nominated for re-election in Proposal 1
(CH)	Chairperson of the Committee
(M)	Member

Audit Committee

Our Audit Committee, established in accordance with Exchange Act requirements, is composed of Mark J. Enyedy, Michael T. Heffernan and Michael Rogers, with Mr. Rogers serving as Chairperson. Our Board of Directors has determined that Mr. Enyedy, Mr. Heffernan and Mr. Rogers each meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of The Nasdaq Global Market. Our Board of Directors has determined that Mr. Rogers is an “Audit Committee financial expert” within the meaning of the SEC regulations and the applicable listing standards of The Nasdaq Global Market. The Audit Committee’s responsibilities include:

•

appointing, determining the compensation of, reviewing the performance of, and assisting the Board of Directors in assessing the qualifications and independence of our independent registered public accounting firm;

•	reviewing and pre-approving audit and permissible non-audit services to be provided by our independent registered public accounting firm;

•	reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing matters or compliance matters;

•

recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements should be included in our Annual Report on Form 10-K;

•	preparing the Audit Committee report required by the rules of the SEC to be included in our annual Proxy Statement;

•	annually reviewing and reassessing the adequacy of the Audit Committee charter;

•	reviewing and recommending to the Board of Directors for approval all related person transactions;

•	reviewing policies related to risk assessment and risk management;

•	establishing, maintaining and overseeing our Code of Business Conduct and Ethics; and

•	conducting an annual self-evaluation to assess the Audit Committee’s purpose, duties and responsibilities.

During the year ended December 31, 2018, the Audit Committee met four times. The report of the Audit Committee is included in this Proxy Statement under “Audit Committee Report.”

Compensation Committee

Our Compensation Committee is composed of Scott A. Canute, Michael T. Heffernan and Cynthia Smith, with Ms. Smith serving as Chairperson. Our Board of Directors has determined that each member of the Compensation Committee is “independent” as defined under the applicable listing standards of The Nasdaq Global Market and meets the independence criteria set forth in Rule 10C-1 under the Exchange Act. The Compensation Committee has the authority to delegate to subcommittees of the Compensation Committee any of the responsibilities of the full committee. The Compensation Committee’s responsibilities include:

•

reviewing and approving individual and corporate goals and objectives applicable to our executives who are Senior Vice President and above and report directly to our Chief Executive Officer, or non-CEO Executives, evaluating their performance in light of such goals and objectives and approving their compensation;

•

reviewing and recommending for approval to the Board of Directors individual and corporate goals and objectives for our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of such goals and objectives and his or her compensation;

•	engaging, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

•	conducting the independence assessment outlined in the Nasdaq Listing Rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

•	annually reviewing and reassessing the adequacy of the Compensation Committee Charter;

•	reviewing, making recommendations to the Board of Directors, and administering our incentive compensation plans;

•

reviewing and approving any tax-qualified, non-discriminatory employee benefit plans and any parallel nonqualified plans for which stockholder approval is not sought and pursuant to which options or stock may be acquired by our officers, directors, employees or consultants;

•	reviewing, making recommendations to the Board of Directors, and administering our equity-based plans;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•	reviewing and approving any proposed employment, severance, retention, change in control or similar agreements for our non-CEO Executives;

•	reviewing and recommending for approval to the Board of Directors any proposed employment, severance, retention, change in control or similar agreements for our Chief Executive Officer;

•

reviewing and discussing with management the Compensation Discussion and Analysis, if any, to be included in our annual Proxy Statement or our Annual Report on Form 10-K and preparing the annual Compensation Committee report to be included in our annual Proxy Statement, if any;

•	overseeing and presenting to the Board of Directors our corporate succession plans for the Chief Executive Officer and other senior management positions; and

•	conducting an annual self-evaluation to assess the Compensation Committee’s purpose, duties and responsibilities.

During the year ended December 31, 2018, the Compensation Committee met four times.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Adrian Adams, Mark J. Enyedy and Maxine Gowen, with Mr. Adams serving as Chairperson. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of The Nasdaq Global Market. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board of Directors criteria for Board of Directors and committee membership;

•	establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and appointed to each of the Board of Directors’ committees;

•	reviewing and recommending to the Board of Directors a set of corporate governance principles;

•	reviewing and recommending to the Board of Directors the number, responsibilities and membership of the committees of the Board of Directors;

•	annually reviewing and assessing the adequacy of the Nominating and Corporate Governance Committee charter;

•	reviewing and assessing any changes in director circumstances that may raise possible conflicts of interest;

•	evaluating the need for new director orientation and continuing education for existing directors;

•	conducting an annual self-evaluation to assess the Nominating and Corporate Governance Committee’s purpose, duties and responsibilities;

•	evaluating and making recommendations to the Board of Directors regarding stockholder proposals submitted for inclusion in our annual Proxy Statement; and

•	reviewing and evaluating the performance, operations, size and composition of the Board of Directors and committees.

During the year ended December 31, 2018, the Nominating and Corporate Governance Committee met six times.

Research and Development Committee

Established in December 2018, our Research and Development Committee is composed of Scott A. Canute, Steven C. Gilman, Maxine Gowen and Jodie P. Morrison, with Dr. Gilman serving as Chairperson. The Research and Development Committee’s responsibilities relate to the assessment of research and development, including:

•	our research and development strategy and objectives;

•	emerging scientific trends and activities that are critical to the success of our research and development;

•	an assessment of the suitability, competitiveness and progress of our product candidates; and

•	contract manufacturing.

Hedging Policy

As part of our insider trading prevention policy, our directors and executive officers are prohibited from engaging in any hedging transactions of our Common Stock, including through variable prepaid forward contracts, equity swaps and collars, and similar devices.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those employees responsible for financial reporting, as well as Corporate Governance Guidelines. These documents are available on our website (www.akebia.com) under “Investors” at “Corporate Governance” or by requesting copies in writing from Nicole R. Hadas, Secretary, at our Cambridge, Massachusetts office. We intend to disclose amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on our website as may be required by law or the Nasdaq Listing Rules.

DIRECTOR COMPENSATION

Our Compensation Committee engages with our independent compensation consultant, Radford Survey and Consulting, a business unit of AON, or Radford, to review our director compensation. Our Compensation Committee then reviews and makes recommendations to the Board of Directors with respect to director compensation. Our Board of Directors adopted an Amended and Restated Non-Employee Director Compensation Program, or the 2018 Director Compensation Program, effective January 1, 2018, that was designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. The Board of Directors adopted a new Amended and Restated Non-Employee Director Compensation Program, or the 2019 Director Compensation Program, effective January 30, 2019. Under the Director Compensation Programs, each director who was not an employee, referred to as a non-employee director, was paid cash compensation during the year ended December 31, 2018, and will be paid cash compensation during the year ended December 31, 2019, as follows:

	2018 Annual Retainer	2019 Annual Retainer
Board of Directors:
All non-employee directors	$40,000	45,000
Additional retainer for Chairperson	$35,000	35,000
Audit Committee:
Members	$10,000	10,000
Chairperson	$20,000	20,000
Compensation Committee:
Members	$6,000	7,500
Chairperson	$12,000	15,000
Nominating and Corporate Governance Committee:
Members	$4,000	5,000
Chairperson	$8,000	10,000
Research and Development Committee (1):
Members	$—	5,000
Chairperson	$—	10,000

(1)	The Research and Development Committee was established on December 18, 2018.

Under the 2018 Director Compensation Program, each non-employee director who was initially appointed or elected to our Board of Directors was eligible to receive an option to purchase 25,000 shares of our Common Stock, or the Initial Awards, under the Akebia Therapeutics, Inc. 2014 Incentive Plan (as amended), or the 2014 Incentive Plan, at the time of his or her initial appointment or election to our Board of Directors, which vests as follows: 25% of the stock option vests on the first anniversary of the date of grant and the remaining 75% of the stock option vests ratably on the first day of each calendar quarter between the first anniversary of the date of grant and the fourth anniversary of the date of grant, subject to the non-employee director’s continuous service through the applicable vesting date. In addition, each continuing non-employee director who served on the Board of Directors for at least six months as of the date of the 2018 annual meeting of stockholders was eligible to receive, on the date of such annual meeting, an option to purchase 12,500 shares of our Common Stock, or the Subsequent Awards, under the 2014 Incentive Plan, which will vest on the first anniversary of the grant date subject to the non-employee director’s continuous service through the applicable vesting date. These stock options were granted with an exercise price equal to the fair market value of a share of our Common Stock on the date of grant and have a 10-year term. Our Board of Directors adopted a form of Stock Option Agreement under the 2014 Incentive Plan for our non-employee directors, under which if, in connection with a change in control (as defined in the form of Stock Option Agreement), the option is not assumed or continued, and a new award is not granted in substitution thereof by the acquirer or survivor (or an affiliate of the acquirer or survivor) in accordance with the terms of the 2014 Incentive Plan, the initial and subsequent stock options then outstanding will vest in full upon such change in control.

Under the 2019 Director Compensation Program, the Initial Awards for each non-employee director increased to an option to purchase 80,200 shares of our Common Stock with the same vesting schedule and restrictions. The Subsequent Awards for each non-employee director also increased to an option to purchase 20,100 shares of our Common Stock with the same vesting schedule, in addition to a grant of 13,700 restricted stock units, each of which will vest on the first anniversary of the grant date subject to the non-employee director’s continuous service through the applicable vesting date. There were no changes to the purchase price or term of the options under the 2019 Director Compensation Program.

The following table sets forth a summary of the compensation earned by our non-employee directors during the fiscal year ended December 31, 2018. Other than as set forth in the table below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee directors during the year ended December 31, 2018. Mr. Butler, our President and Chief Executive Officer, received no additional compensation for his service as a director and, consequently, is not included in this table. The compensation received by Mr. Butler as an employee during 2018 is presented in the “2018 Summary Compensation Table” below.

2018 Director Compensation

Name	Fees earned in cash($)(1)	Option Awards($)(2)	Total($)
Adrian Adams (3)	0	133,436	133,436
Scott A. Canute (4)	50,000	91,908	141,908
Michael D. Clayman, M.D. (5)(13)	48,000	91,908	139,908
Mark J. Enyedy (6)	0	133,436	133,436
Steven C. Gilman, Ph.D. (7)	0	133,436	133,436
Maxine Gowen, Ph.D. (8)	54,000	91,908	145,908
Michael T. Heffernan (9)	0	133,436	133,436
Jodie P. Morrison (9)	0	133,436	133,436
Duane Nash, M.D. (10)(13)	56,000	91,908	147,908
Ronald C. Renaud, Jr. (5)(13)	52,000	91,908	143,908
Michael Rogers (11)	0	133,436	133,436
Muneer A. Satter (10)(13)	75,000	91,908	166,908
Cynthia Smith (3)	13,696	140,927	154,623
Michael S. Wyzga (12)(13)	60,000	91,908	151,908

(1)	Amounts listed represent fees earned in cash during 2018.
(2)

Amounts listed represent the aggregate fair value amount computed as of the grant date of the option awards granted during 2018 in accordance with Accounting Standards Codification, or ASC, Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 13 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 26, 2019. None of the non-employee members of our Board of Directors held any equity awards as of December 31, 2018, except as noted herein.

(3)	As of December 31, 2018, Mr. Adams and Ms. Smith each held options to purchase 25,000 shares of our Common Stock.
(4)	As of December 31, 2018, Mr. Canute held options to purchase 50,000 shares of our Common Stock.
(5)	As of December 31, 2018, Dr. Clayman and Mr. Renaud each held options to purchase 40,000 shares of our Common Stock.
(6)	As of December 31, 2018, Mr. Enyedy held options to purchase 54,945 shares of our Common Stock.
(7)	As of December 31, 2018, Dr. Gilman held options to purchase 77,403 shares of our Common Stock.
(8)	As of December 31, 2018, Dr. Gowen held options to purchase 52,500 shares of our Common Stock

(9)	As of December 31, 2018, Mr. Heffernan and Ms. Morrison each held options to purchase 66,174 shares of our Common Stock
(10)	As of December 31, 2018, Dr. Nash and Mr. Satter each held options to purchase 30,000 shares of our Common Stock.
(11)	As of December 31, 2018, Mr. Rogers held options to purchase 77,403 shares of our Common Stock.
(12)	As of December 31, 2018, Mr. Wyzga held options to purchase 77,525 shares of our Common Stock.
(13)	This director served on our Board of Directors during 2018 until the closing of the Merger.

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2019. The Board of Directors recommends that our stockholders vote for ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its appointment.

Ernst & Young has served as our independent registered public accounting firm since 2013. We expect representatives of Ernst & Young to be present at the Annual Meeting and to be available to respond to appropriate questions from stockholders. They will have the opportunity to make a statement if they desire to do so.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance.

Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee must pre-approve all audit services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by Ernst & Young, subject to the de minimis exception for non-audit services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting.

All Ernst & Young services and fees for the fiscal years ended December 31, 2018 and December 31, 2017 were pre-approved by the Audit Committee. A portion of the audit services for the fiscal year ending December 31, 2019 were also pre-approved by the Audit Committee, with the balance to be pre-approved before December 31, 2019.

Principal Accountant Fees and Services

We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed for the fiscal years ended December 31, 2018 and December 31, 2017 for each of the following categories of services are as follows:

Fee Category	2018	2017
Audit Fees	$1,482,500	$694,399
Audit-Related Fees	$215,000	$0
Tax Fees	$177,815	$153,780
All Other Fees	$1,898	$1,995

Total Fees	$1,877,213	$850,174

Audit Fees: consist of aggregate fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit, comfort letters and consents, and assistance with and review of documents filed with the SEC. The fiscal year 2018 audit fees included incremental amounts related to the registration statement filed in connection with the Merger. The fiscal year 2018 audit fees also include amounts to audit purchase accounting for the Merger as well as incremental year-end audit procedures related to this transaction.

Audit-Related Fees: consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.” The fiscal year 2018 audit-related fees included incremental amounts related to due diligence services related to the Merger.

Tax Fees: consist of aggregate fees for tax compliance, tax advice and tax planning services, including with respect to the Merger for fiscal year 2018, and the review and preparation of our federal and state income tax returns.

All Other Fees: consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which, for the fiscal years ended December 31, 2018 and December 31, 2017, consisted of our subscription to Ernst & Young’s online accounting research tool.

The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

(PROPOSAL 2 ON YOUR PROXY CARD)

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the year ended December 31, 2018 and has discussed these statements with management and Ernst & Young, the Company’s independent registered public accounting firm. The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles and discusses any issues they believe should be raised with the Audit Committee. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

The Audit Committee also received from, and discussed with, Ernst & Young the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301, Communications with Audit Committees (AS 1301).

Ernst & Young also provided the Audit Committee with the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. PCAOB Rule 3526 requires independent registered public accounting firms to, at least annually, disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with Ernst & Young their independence from the Company.

Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

Respectfully submitted by the Audit Committee,

Michael Rogers, Chairperson

Mark J. Enyedy

Michael T. Heffernan

PROPOSAL NO. 3—APPROVAL OF AMENDED AND RESTATED 2014 EMPLOYEE STOCK PURCHASE PLAN

On April 10, 2019, the Board of Directors adopted, subject to stockholder approval, the Amended and Restated 2014 Employee Stock Purchase Plan, or the Plan. The Plan is intended to encourage the Company’s employees to become stockholders of the Company, to stimulate increased interest in the Company’s affairs and success, to afford employees the opportunity to share in the Company’s earnings and growth, and to promote systematic savings by them. The Board of Directors believes that the future success of the Company depends, in large part, upon the Company’s ability to maintain a competitive position in attracting, retaining and motivating key personnel. The Merger significantly increased our number of employees, thereby significantly increasing the number of eligible participants in the Plan. Accordingly, we are seeking stockholder approval of an increase in the number of shares of Common Stock available for issuance under the Plan because the Board of Directors believes that the ability to participate in the Plan is an attractive feature for the Company’s employees and potential employees. The 2014 Employee Stock Purchase Plan was originally approved by our Board of Directors on February 28, 2014 and by our stockholders on March 5, 2014.

Summary of Proposed Changes

The Plan is being amended and restated to:

•

Increase the number of shares of Common Stock available for issuance thereunder by 5,200,000 shares, so that following the amendment and restatement, there will be 5,763,545 shares of Common Stock available for future issuance under the Plan.

•

Eliminate (i) the evergreen provision that resulted in automatic annual increases in the number of shares of Common Stock available for issuance under the Plan, which annual increases are insufficient to meet the participation demands of our increased employee population and (ii) the term of the Plan (which otherwise would have expired in 2024) because we intend the Plan to be an ongoing benefit for our employees.

If the Company’s stockholders do not approve the proposed amendment and restatement of the Plan, the changes described above will not take effect and the Plan will remain in effect in its previous form, including the evergreen provision. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the Company’s compensation practices.

Description of the Plan (After the Proposed Amendment and Restatement)

The following summary is qualified in its entirety by reference to the Plan, as proposed to be amended and restated, a copy of which is attached as Appendix A to this proxy statement.

General. The Plan is intended to enable our eligible employees to use payroll deductions to purchase shares of our Common Stock and thereby acquire an interest in the future of our Company. The Plan is also intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, or Section 423.

Eligibility. Each of our employees (including employees of participating subsidiaries) will be eligible to participate in the Plan if such employee has been continuously employed by us (or a participating subsidiary) for at least 20 days as of the first day of an option period, customarily works 20 hours or more per week, customarily works for more than five months in any calendar year and satisfies the other requirements set forth in the Plan. However, an employee may not be granted an option to purchase shares of our Common Stock under the Plan if, immediately after the option is granted, the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of our stock. As of March 31, 2019, approximately 345 employees, including each of our named executive officers, were eligible to participate in the Plan. Our non-employee directors are not eligible to participate in the Plan.

Option Periods. Unless otherwise determined by the Compensation Committee, the Plan provides for six-month option periods commencing on the first trading days of January and July and ending on the last trading days of June and December, respectively, of each year. The last day of each such option period will be an exercise date. The Compensation Committee may change the exercise date (including the number of exercise dates within each option period) and the commencement date, ending date and duration of the option periods to the extent permitted by applicable law, provided that no exercise date will be later than seven business days after the end of the applicable option period.

Option Grant. Subject to the limitations in the Plan, participants in the Plan will be granted an option on the first day of an option period to purchase shares of our Common Stock on the last day of the option period (i.e., the exercise date). No employee will be granted an option to purchase shares of our Common Stock under the Plan if, immediately after the option is granted, he or she would hold rights to purchase shares of our Common Stock under all our employee stock purchase plans, including the Plan, that accrue at a rate that exceeds $25,000 in fair market value of our Common Stock (based on the fair market value on the date the option period commences) for each calendar year in which the option is outstanding at any time.

Participation. Eligible employees may participate in the Plan by executing and delivering to the Company a payroll deduction and participation authorization form in accordance with the rules set forth in the Plan. Payroll deductions may be in any percentage between 1% and 15%, with deductions taken solely from base pay or salary per payroll period. Eligible employees may only participate in one option period at a time. A participant may decrease his or her payroll deduction once during an option period, but may not increase his or her payroll deduction during the option period. Participants may end their participation in a current option period upon notice to the Company and the accrued payroll deductions will be returned to the participant, without interest. Participation ends automatically upon termination of employment with us.

Purchase Price. The purchase price of a share of our Common Stock issued pursuant to the exercise of an option under the Plan will be equal to 85% of the lower of the fair market value of our Common Stock on the first day of the option period or the exercise date.

Exercise of Option. The Plan will permit participants to purchase shares of our Common Stock only through payroll deductions. Each participant may purchase a maximum of 1,500 shares of our Common Stock on any exercise date, or such lesser number of shares determined by the Compensation Committee for the applicable option period. Subject to the limitations described herein and set forth in the Plan, on the exercise date of each option period, each participant will be deemed to have exercised his or her option and the participant’s accumulated payroll deductions will be applied to purchase shares of our Common Stock. If a participant’s accumulated payroll deductions exceed the amount required to purchase the maximum number of shares eligible for purchase in the option period, such excess contributions will be returned to the participant, without interest.

Non-transferable. A participant may not transfer an option granted under the Plan.

Administration. The Plan is administered by our Compensation Committee, which has the authority to interpret the Plan, determine eligibility under the Plan, prescribe forms, rules and procedures relating to the Plan and otherwise do all things necessary or appropriate to carry out the purposes of the Plan. Our Compensation Committee’s determinations under the Plan are final and binding on all participants. The Plan permits our Compensation Committee to delegate authority under the plan to a sub-committee comprising one or more of its members, to members of the Board of Directors or to officers or employees of the Company to the extent permitted by applicable law. Any references in this description of the Plan to the Compensation Committee shall refer to such permitted delegate.

Authorized Shares. Subject to adjustment, as described below, the maximum aggregate number of shares of our Common Stock available for purchase pursuant to the exercise of options granted under the Plan will be 5,763,545 shares.

Change in Capitalization. In the event of a change in our outstanding shares of Common Stock due to a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares of our Common Stock available under the Plan, the number and type of shares granted under any outstanding option, and the purchase price per share under any outstanding option will be appropriately adjusted in a manner that complies with Section 423.

Merger; Sale of Assets. In the event of a sale of all or substantially all of our assets, or a merger or similar transaction in which the Company is not the surviving corporation or that results in the acquisition of the Company by another person, the Compensation Committee may, in its discretion, (a) if the Company is merged with or acquired by another corporation, provide that each outstanding option will be assumed or exchanged for a substitute option granted by the acquiror or successor corporation, (b) cancel each outstanding option, and/or (c) terminate the option period then in effect.

Amendment; Termination. The Board of Directors has the right to amend, suspend or terminate the Plan at any time, provided that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 will have no force or effect unless approved by the stockholders of the Company within 12 months before or after its adoption. The Plan will terminate as a result of a Board action to terminate the plan or, if earlier, upon the issuance of all shares of Common Stock thereunder.

New Plan Benefits. Participation in the Plan is discretionary. The benefits received by any individual under the plan are dependent upon the individual’s decision to participate in the Plan, the amount that the individual decides to contribute to the Plan and the fair market value of the Company’s Common Stock on the exercise date. As a result, it is not possible to determine the benefits that will be received under the Plan by the Company’s executive officers, employee directors and other employees. Non-employee directors are not eligible to participate in the Plan.

The table below sets forth information with regard to the actual participation in the Plan (without taking into consideration the amendment) by the individuals and groups listed below during the Company’s fiscal year ended December 31, 2018:

Name and Position	Dollar Value ($)(1)	Total Number of Shares Purchased
John P. Butler President and Chief Executive Officer	16,435	1,765

Jason A. Amello Senior Vice President, Chief Financial Officer and Treasurer	16,435	1,765

Rita Jain, M.D. Senior Vice President, Chief Medical Officer	—	—

All executive officers as a group (6 persons)	61,995	7,171

All directors, not including executive officers, as a group (9 persons)	—	—

All eligible employees, including all officers who are not executive officers, as a group (59 persons)	470,444	64,005

(1)	Based on the number of shares purchased multiplied by the closing price of the Company’s Common Stock on The Nasdaq Global Market on the applicable exercise date.

The closing price of our Common Stock as of March 29, 2019 was $8.19.

Since adoption of the 2014 Employee Stock Purchase Plan through December 31, 2018, the Company has issued the following number of shares of Common Stock to the following individuals and groups under the 2014

Employee Stock Purchase Plan: John P. Butler, President, Chief Executive Officer and director nominee, 8,529 shares; Jason A. Amello, Senior Vice President, Chief Financial Officer and Treasurer, 8,501 shares; Rita Jain, Senior Vice President, Chief Medical Officer, no shares; director nominee Jodie P. Morrison, no shares; director nominee Michael T. Heffernan, no shares; all executive officers as a group, 30,719 shares; all directors, not including executive officers, as a group, no shares; all associates of any such directors, executive officers or nominees, no shares; and all eligible employees, including all officers who are not executive officers, as a group, 145,347 shares.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2018 regarding shares of Common Stock that may be issued under our equity compensation plans, consisting of our Amended and Restated 2008 Equity Incentive Plan, our 2014 Incentive Plan, our 2014 Employee Stock Purchase Plan, and our inducement award program. As of the closing of our initial public offering, no additional equity awards were made under our Amended and Restated 2008 Equity Incentive Plan. Our Amended and Restated 2008 Equity Incentive Plan, our 2014 Incentive Plan, and our 2014 Employee Stock Purchase Plan were approved by our shareholders. The inducement award program was approved by our Board of Directors in May 2016 exclusively for the grant of equity awards to individuals who were not previously an employee or non-employee director of the Company, or following a bona fide period of non-employment, as an inducement material to such individual’s entering into employment with the Company, pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	8,372,270	(1)	12.37	(2)	5,090,108	(3)
Equity compensation plans not approved by security holders (4)	936,934		11.66		3,150,000	(5)

Total	9,309,204		12.30		7,676,563

(1)	Includes 7,409,954 shares of Common Stock issuable upon the exercise of outstanding options and 962,316 shares of Common Stock issuable upon the vesting of restricted stock units, or RSUs.
(2)

Does not include purchase rights accruing under the 2014 Employee Stock Purchase Plan because the purchase right, and therefore the number of shares to be purchased, will not be determined until the end of the purchase period. In addition, RSUs issued under our equity compensation plans do not require payment by the recipient to us at the time of vesting. As such, the weighted-average exercise price does not take these awards into account.

(3)

As of December 31, 2018, there were 4,526,563 shares of Common Stock available for grant under the 2014 Incentive Plan and 563,545 shares of Common Stock available for grant under the 2014 Employee Stock Purchase Plan.

(4)	This amount is under the inducement award program.
(5)	Shares approved by our Board of Directors under our inducement award program for issuance in 2019.

United States Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the Plan and with respect to the sale of Common Stock acquired under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants. A participant in the Plan will not have income upon enrolling in the plan or upon purchasing stock at the end of an option period.

A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the Plan. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock more than two years after the commencement of the option period during which the stock was purchased and more than one year after the date that the participant purchased the stock, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the option period commenced; and

•	the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition, subject to the limitations of Section 162(m) of the Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDED AND RESTATED 2014 EMPLOYEE STOCK PURCHASE PLAN.

(PROPOSAL 3 ON YOUR PROXY CARD)

EXECUTIVE OFFICERS

Below is the biographical information of the individuals who serve as our executive officers as of April 26, 2019.

Name	Age	Position
John P. Butler	54	President, Chief Executive Officer and Director
Jason A. Amello	50	Senior Vice President, Chief Financial Officer and Treasurer
Michel Dahan	40	Senior Vice President, Chief Business Officer
Nicole R. Hadas	46	Senior Vice President, Chief Legal Officer and Secretary
Rita Jain, M.D.	57	Senior Vice President, Chief Medical Officer
Karen Tubridy	56	Senior Vice President, Chief Development Officer

John P. Butler’s biography is included under “Director Biographies” above.

Jason A. Amello joined Akebia as Senior Vice President, Chief Financial Officer and Treasurer in 2013. Prior to joining Akebia, Mr. Amello served as Executive Vice President, Chief Financial Officer and Treasurer of Ziopharm Oncology, Inc. from 2012 to 2013. From 2000 to 2011, Mr. Amello held various positions at Genzyme Corporation, now Sanofi Genzyme, most recently as Senior Vice President, Corporate Controller and Chief Accounting Officer, and led the Strategic Financial Services group through which he served as a key advisor on all of Genzyme’s mergers and acquisitions and other strategic transactions. Earlier in his career, Mr. Amello spent 10 years in the business advisory and assurance practice of Deloitte, serving in various roles of increasing responsibility through senior manager. Mr. Amello currently serves on the Board of Directors of the New England Baptist Hospital, and is the Chair of the Quality of Care Committee and a member of the Finance and Investment Committee. Mr. Amello also serves on the Board of Directors of Acer Therapeutics Inc. (Nasdaq: ACER), and is a member of the Audit Committee. Mr. Amello holds a B.S. in Accounting from Boston College and is a Certified Public Accountant in the Commonwealth of Massachusetts.

Michel Dahan joined Akebia in 2013 and is Senior Vice President, Chief Business Officer. Prior to joining Akebia, from 2010 to 2013, Mr. Dahan held various positions at Inspiration Biopharmaceuticals, Inc., a company that filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October 2012 prior to the successful sale of its hemophilia assets to Cangene Corporation and Baxter International in early 2013 for total aggregate consideration that could exceed $1 billion, most recently as Vice President, Commercial Development and Strategic Planning, and led global marketing and commercial development in preparation for two global launches. Prior to that, from 2003 to 2010, Mr. Dahan served in various roles for Ipsen, most recently as International Product Director, working on global marketing and strategic planning for their hemophilia franchise, and Strategic Planning Director. Previously, he was in Global Business Development and Licensing for Ipsen. He began his career at BNP Paribas in the investment banking division in 2002. He earned his graduate degree in business administration at HEC Paris (France), his maitrise in mathematics from University Paris VI (France), and he completed an executive education program (PLD) at Harvard Business School.

Nicole R. Hadas joined Akebia in 2013 and is Senior Vice President, Chief Legal Officer and Secretary. Prior to joining Akebia, Ms. Hadas was Vice President and General Counsel at OvaScience, Inc. in 2013. Previously, Ms. Hadas served as Senior Vice President and General Counsel at Inspiration Biopharmaceuticals, Inc., a company that filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October 2012 prior to the successful sale of its hemophilia assets to Cangene Corporation and Baxter International in early 2013 for a total aggregate consideration that could exceed $1 billion. From 2001 to 2011, Ms. Hadas worked at Genzyme Corporation, now Sanofi Genzyme, most recently as Senior Corporate Counsel. Prior to Genzyme, she was an associate at Foley Hoag representing biopharmaceutical companies and healthcare providers in a wide variety of matters. Ms. Hadas received a B.A. from the University of Michigan and a J.D. from Boston College Law School.

Rita Jain, M.D., joined Akebia as Senior Vice President, Chief Medical Officer in May 2017. Prior to joining Akebia, Dr. Jain was the Vice President of Men’s and Women’s Health and Metabolic Development at AbbVie

Inc. (NYSE: ABBV), a research-based global pharmaceutical company. From 2003 to 2016, she held positions of increasing responsibility, with over 10 years as either a Divisional Vice President or Vice President in Pharmaceutical Development at Abbott Laboratories, and after the AbbVie’s split from Abbott in 2013, at AbbVie. In addition to her work in Men’s and Women’s Health and Metabolic Development, she also led activities in Pain, Respiratory and Cystic Fibrosis Development. Before AbbVie, she held management positions in the Arthritis, Inflammation and Pain Group at Searle (acquired by Pharmacia and subsequently Pfizer). Prior to joining Searle, Dr. Jain was a faculty member at North Shore University Hospital in New York, with an academic appointment as Assistant Professor of Medicine, NYU School of Medicine. Dr. Jain has served on the Board of Directors of ChemoCentryx, Inc., (Nasdaq: CCXI) since March 2019. Dr. Jain received her B.S. in Biology from LIU/CW Post and her M.D. from the State University of New York at Stony Brook School of Medicine. Dr. Jain completed her training in Internal Medicine at Staten Island University Hospital followed by a Fellowship in Rheumatology at North Shore University Hospital and a Clinical Research Fellowship at the University of Texas Southwestern Medical Center, Dallas.

Karen Tubridy joined Akebia as Senior Vice President, Chief Development Officer in November 2016. Prior to joining Akebia, Ms. Tubridy served as Chief Development Officer of Eleven Biotherapeutics, Inc. (now Sesen Bio, Inc.) (Nasdaq: SESN), a late-stage clinical company developing next-generation antibody-drug conjugate therapies, from June 2013 to September 2016. Prior to joining Eleven Biotherapeutics, Inc., from December 2011 to March 2013, Ms. Tubridy served as Senior Vice President, Clinical Development and Medical Affairs of Inspiration Biopharmaceuticals, Inc., a company that filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October 2012 prior to the successful sale of its hemophilia assets to Cangene Corporation and Baxter International in early 2013 for total aggregate consideration that could exceed $1 billion. Prior to joining Inspiration Biopharmaceuticals, from January 2011 to November 2011, Ms. Tubridy served as Executive Director, Clinical Operations and Regulatory Affairs, Translational Medicine of Alexion Pharmaceuticals, Inc., or Alexion, and as Vice President of Clinical Operations and Regulatory Affairs of Taligen Therapeutics, which was acquired by Alexion, from April 2010 to January 2011. Prior to that, Ms. Tubridy served as Vice President of Clinical Operations, Hemophilia at Biogen Idec, Inc. from January 2007 through March 2010. Ms. Tubridy received a B.S. and a Pharm.D. from the Massachusetts College of Pharmacy and Health Sciences. Ms. Tubridy is a member of the Board of Trustees at Massachusetts College of Pharmacy and Health Sciences.

EXECUTIVE COMPENSATION

This section discusses the material elements of our executive compensation policies and decisions for our executive officers named in the “2018 Summary Compensation Table” below, referred to herein as our “named executive officers,” and important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the information presented in the following tables and the corresponding narrative.

Overview

Historically, our executive compensation program has reflected our growth and corporate goals. To date, the compensation of our named executive officers has consisted of a combination of base salary, annual cash bonus, long-term equity incentive compensation, and other employee benefits generally available to our employees. Our named executive officers are also entitled to certain compensation and benefits upon certain terminations of employment pursuant to their executive severance agreements as described below.

Our named executive officers for the year ended December 31, 2018 are as follows:

•	John P. Butler, President and Chief Executive Officer;

•	Jason A. Amello, Senior Vice President, Chief Financial Officer and Treasurer; and

•	Rita Jain, M.D., Senior Vice President, Chief Medical Officer.

Elements of Executive Compensation

Base Salaries. The base salary for our CEO is determined annually by our Board of Directors. Base salaries for our named executive officers other than our CEO are determined annually by our Compensation Committee. Each such determination is based on the scope of each officer’s responsibilities along with his or her respective experience and contributions to the Company during the prior year. When reviewing base salaries, our Board of Directors and Compensation Committee, as applicable, takes factors into account such as each officer’s experience and individual performance, the Company’s performance as a whole, data from surveys of compensation paid by comparable companies, and general industry conditions, but does not assign any specific weighting to any factor.

Annual Cash Bonuses. All of our named executive officers participate in the Akebia Therapeutics, Inc. Cash Incentive Plan, our annual cash bonus program, which promotes and rewards our employees for the achievement of key strategic and business goals. The 2018 bonus plan period covered the 12-month period beginning on January 1, 2018 and ending on December 31, 2018. For the 2018 bonus plan period, the target annual bonus as a percentage of base salary (as determined based on the 2018 base salary amounts) was 60% for Mr. Butler, and 40% for each of Dr. Jain and Mr. Amello. At the beginning of the 2018 bonus plan period, our Board of Directors established corporate performance goals, each having a designated weighting, which related to key development, strategic and financial goals of the Company. At the end of the 2018 bonus plan period, our Compensation Committee met and evaluated the performance of the Company against the specified performance goals. Based on its evaluation, the Compensation Committee recommended, and the Board of Directors approved, that the Company achieved 100% of its corporate performance goals. Consequently, the Board of Directors approved payment of a cash bonus for the 2018 bonus plan period of $360,360 for Mr. Butler, and our Compensation Committee approved payment of cash bonuses for the 2018 bonus plan period of $172,225 for Dr. Jain and $157,182 for Mr. Amello.

Equity Awards. Our named executive officers participate in our 2014 Incentive Plan. During fiscal year 2018, our named executive officers received annual grants of stock options and RSUs. The stock option grants are subject to time-based vesting conditions and generally vest, subject to continued employment, as follows: 25% of the shares subject to the award vest on the first anniversary of the grant date and, thereafter, the shares continue to vest in quarterly installments over the subsequent three years, subject to the named executive officer’s continued employment through the applicable vesting date. The RSUs become 100% vested on the third anniversary of the grant date, subject to the executives’ continued employment through that date. These equity awards serve to align the interests of our named executive officers with our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote retention because this feature incentivizes our named executive officers to remain in our employment during the vesting period. Prior to our initial public offering, Mr. Butler and Mr. Amello participated in our Amended and Restated 2008 Equity Incentive Plan, through which Mr. Butler currently holds outstanding grants of stock options. All outstanding equity awards held by our named executive officers accelerated in full as a result of the Merger.

Other Benefits. We offer a 401(k) plan to eligible employees, an employee stock purchase plan and basic health benefits that are generally available to all of our employees, including our named executive officers. In accordance with the 401(k) plan, all eligible employees may contribute a percentage of compensation up to a maximum of the statutory limits per year. Company contributions to the 401(k) plan are discretionary, and contributions in the amount of approximately $0.3 million and $0.2 million were made by the Company to the 401(k) plan in the fiscal years ended December 31, 2018 and December 31, 2017, respectively.

2018 Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers during the fiscal years ended December 31, 2018 and December 31, 2017 (unless otherwise specified).

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)		Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
John P. Butler President and Chief Executive Officer	2018 2017	594,720 542,769	1,271,270 1,211,730	1,242,722 1,374,948		360,360 277,777	2,000 2,000	3,471,072 3,409,224

Rita Jain, M.D. (4) Senior Vice President, Chief Medical Officer	2018 2017	429,884 255,384	420,420 0	411,289 1,890,104	(5)	172,225 94,233	2,000 2,000	1,435,818 2,241,721

Jason A. Amello (6) Senior Vice President, Chief Financial Officer and Treasurer	2018	380,438	278,850	272,553		157,182	2,000	1,091,023

(1)

The amounts reported in the “Stock Awards” and “Option Awards” columns above represent the grant date fair value of the stock options and RSUs granted to our named executive officers during the years indicated as computed in accordance with ASC Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the stock options and RSUs reported in the Stock Awards and Option Awards columns are set forth in Note 13 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Note that the amounts reported in these columns reflect the accounting cost for these stock options and RSUs, and do not correspond to the actual economic value that may be received by the named executive officers from the stock options and RSUs. In connection with the closing of the Merger, the vesting of all outstanding equity awards held by the named executive officers accelerated in full as a result of the change in control provisions included in each such officer’s award agreements at the time the awards were initially granted and/or the pre-existing terms of such officer’s Executive Severance Agreement. The number of RSUs accelerated and the dollar value of such shares based on the closing price on the day the Merger was consummated, which are not included in the table above, were as follows: Mr. Butler (333,900 shares, $2,985,066); Dr. Jain (29,400 shares, $262,836); and Mr. Amello (75,500 shares, $674,970). The number of options accelerated and the intrinsic value (based on the difference between the closing price on the day the Merger was consummated and the exercise price of each such option) of that portion of the options where the exercise price was less than such closing price, which are also not included in the table above, were as follows: Mr. Butler (627,600 options, $2,830,827); Dr. Jain (166,800 options, $0); and Mr. Amello (69,631 options, $15,366).
(2)

Amounts for 2018 represent cash bonuses earned for the 12-month bonus plan period from January 1, 2018 to December 31, 2018. For more information about our bonus plan, see “Elements of Executive Compensation—Annual Cash Bonuses” above.

(3)	Reflects Company contributions to our 401(k) plan for the benefit of our named executive officers.
(4)

Dr. Jain joined Akebia as Senior Vice President, Chief Medical Officer, in May 2017, and as a result, her base salary and bonus amounts for 2017 were pro-rated accordingly, and she did not receive annual equity awards in 2017.

(5)	Amount represents Dr. Jain’s new hire equity award of an option to purchase 200,000 shares of our Common Stock.
(6)	Mr. Amello was not a named executive officer in 2017 and, accordingly, his compensation for 2017 does not appear in this table.

Outstanding Equity Awards as of December 31, 2018

The following table sets forth information concerning outstanding equity awards for each of our named executive officers as of December 31, 2018:

	Option Awards (1)				Stock Awards (1)
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Restricted Stock Units That Have Not Vested (#)	Market Value of Restricted Stock Units That Have Not Vested ($)(9)
John P. Butler	287,000	—	0.47	9/16/2023	—	—
President and Chief Executive Officer	46,667	—	22.80	5/14/2024	—	—
	150,000	—	11.15	3/6/2025	—	—
	190,550	—	7.70	2/22/2026	—	—
	190,000	—	10.14	2/21/2027	—	—
	126,300	—	14.30	2/28/2028	—	—

Rita Jain, M.D.	200,000	—	13.40	5/31/2027	—	—
Senior Vice President, Chief Medical Officer	41,800	—	14.30	2/28/2028	—	—

Jason A. Amello	142,440	—	0.47	9/23/2023	—	—
Senior Vice President, Chief Financial Officer and Treasurer	21,667	—	22.80	5/14/2024	—	—
	45,000	—	11.15	3/6/2025	—	—
	39,650	—	7.70	2/22/2026	—	—
	47,500	—	10.14	2/21/2027	—	—
	27,700	—	14.30	2/28/2028	—	—

(1)	All outstanding equity awards held by our named executive officers accelerated in full as a result of the Merger.

Employment Agreements

We entered into employment agreements with Mr. Butler and Mr. Amello and an offer letter with Dr. Jain. Each of Mr. Butler and Mr. Amello’s employment agreements and Dr. Jain’s offer letter provides for “at will” employment, meaning that either we or the named executive officer may terminate our employment relationship at any time without cause. The employment agreements do not provide the executives any tax gross up payments.

Employment Agreement with Mr. Butler. On September 16, 2013, we entered into an executive employment agreement with Mr. Butler for the positions of President and Chief Executive Officer. The executive employment agreement continues until we or Mr. Butler terminates the agreement in accordance with its terms. Under his employment agreement, Mr. Butler’s base salary is subject to review by our Board of Directors at least every twelve months, and he is also eligible to receive an annual performance-based cash bonus determined by our Board of Directors and based upon the Company’s performance. Mr. Butler’s employment agreement established his base salary and target annual bonus at the time it was executed, both of which have been subsequently increased by the Board of Directors. For the year ended December 31, 2018, Mr. Butler’s base salary was $600,600 and he was eligible to receive an annual performance-based cash bonus of up to 60% of his base salary. Mr. Butler is entitled to four weeks of vacation as well as holidays, and (subject to eligibility criteria under the applicable plan) the right to participate in any profit sharing plan, retirement plan, 401(k) plan, group medical plan, group dental plan, and/or other health insurance plan maintained by us for our senior executives generally and, if applicable, their family members.

Employment Agreement with Mr. Amello. On September 23, 2013, we entered into an executive employment agreement with Mr. Amello for the position of Chief Financial Officer. The executive employment agreement continues until we or Mr. Amello terminates the agreement in accordance with its terms. Under his employment agreement, Mr. Amello’s base salary is subject to review by our Board of Directors at least every twelve months, and he is also eligible to receive an annual performance-based cash bonus determined by our Board of Directors and based upon the Company’s performance. Mr. Amello’s employment agreement established his base salary and target annual bonus at the time it was executed, both of which have been subsequently increased by the Board of Directors. For the year ended December 31, 2018, Mr. Amello’s base salary was $392,955 and he was eligible to receive an annual performance-based cash bonus of up to 40% of his base salary. Mr. Amello is entitled to four weeks of vacation as well as holidays, and (subject to eligibility criteria under the applicable plan) the right to participate in any profit sharing plan, retirement plan, 401(k) plan, group medical plan, group dental plan, group life insurance plan and/or other health insurance plan maintained by us for our senior executives generally and, if applicable, their family members.

Offer Letter with Dr. Jain. On May 3, 2017, we entered into an offer letter with Dr. Jain. The offer letter established Dr. Jain’s title, initial compensation arrangements and eligibility to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans.

Executive Severance Agreements

We entered into executive severance agreements, or ESAs, with each of our named executive officers. Each of our named executive officers is eligible to receive certain payments and benefits under his or her ESA in the event that the executive’s employment with us is terminated without “cause,” the executive terminates his or her employment with us for “good reason,” the executive is terminated in connection with, or within twelve months after, a “change in control” (each as defined in the ESA). The ESAs also provide for accelerated vesting of outstanding and unvested equity awards upon a “change in control” (as defined in the ESA).

Termination of Employment without Cause or for Good Reason. Under the ESAs, if the named executive officer’s employment is terminated by us without “cause” or the executive terminates his or her employment for “good reason” (each as defined in the ESA), other than following a change in control as described below, the executive will be entitled to receive, in addition to any amounts earned or accrued but unpaid as of the date of termination, twelve months of base salary continuation and, provided the executive timely elects COBRA coverage, up to twelve months of reimbursement of a portion of the executive’s and the executive’s dependents’ health and dental COBRA premiums to the same extent as if the executive remained employed. In addition, the executive’s unvested equity and equity-based awards will remain outstanding and continue to vest in accordance with their terms during the executive’s severance period, as if he or she had remained employed during that time.

Termination of Employment without Cause or for Good Reason Following a Change in Control. If, within twelve months following a “change in control” (as defined in the ESA), the named executive officer’s employment is terminated by us without “cause” or the executive terminates his or her employment for “good reason” (each as defined in the ESA), the executive will be entitled to receive, in addition to any amounts earned or accrued but unpaid as of the date of termination, twelve months of base salary continuation, provided the executive timely elects COBRA coverage, up to twelve months of reimbursement of a portion of the executive’s and the executive’s dependents’ health and dental COBRA premiums to the same extent as if the executive remained employed, and an amount equal to 50% of the executive’s annual target bonus for the year of termination, prorated based on the number of months the executive was employed prior to his or her termination.

Accelerated Vesting of Equity Upon a Change in Control. Under the ESA, 100% of each of the named executive officer’s outstanding and unvested equity and equity-based awards will become immediately vested upon a “change in control” (as defined in the ESA), irrespective of whether the executive’s employment terminates in connection with the change in control.

Conditions to the Receipt of Severance Benefits. The severance payments and benefits described above are conditioned upon each executive’s timely execution and non-revocation of a general release of claims in our favor, as well as continued compliance with the restrictive covenants agreement prohibiting certain competitive behaviors and disparagement of the Company during employment and for one year following termination. In addition, we may terminate severance payments to any of the named executive officers if, within one year following a termination without cause, we determine that the Company had the right to terminate his or her employment for cause.

Other Termination of Employment. If our named executive officer’s employment is terminated for any reason other than by us without cause or by the executive for good reason (including by reason of death or disability), the executive will only be entitled to receive any amounts earned or accrued but unpaid as of the date of termination in accordance with our normal policies and practices, including any salary, bonus or incentive compensation with respect to the calendar year prior to the year of termination, business expenses incurred in the performance of the executive’s duties, and vacation pay.

280G Cutback. All payments to our named executive officers, as applicable, under the ESA, including without limitation the payment of severance benefits or the accelerated vesting of equity, will be reduced or adjusted to avoid triggering the excise tax imposed by Section 4999 of the Code, if such adjustment would result in the provision of a greater total benefit, on a net after-tax basis (after taking into account taking any applicable federal, state and local income taxes and the excise tax imposed by Section 4999), to the executive.

Termination of ESA. Each of our named executive officer’s ESAs will terminate immediately upon the mutual agreement of the parties to such ESA, the executive’s termination for cause or death, or the executive’s disability (defined as the executive’s inability by reason of physical or mental impairment to perform his or her job duties for a period exceeding twelve consecutive weeks).

Other Agreements

Each of our named executive officers has entered into standard agreements with respect to confidential information and assignment of inventions. Among other things, these agreements obligate each named executive officer to refrain from disclosing any of our proprietary information and to assign to us any inventions conceived or developed during the course of employment. Such agreements also contain customary non-compete and non-solicitation provisions.

Compensation Consultant

As a part of determining compensation for our named executive officers, the Compensation Committee has engaged Radford as an independent compensation consultant. Radford provides analysis and recommendations to the Compensation Committee regarding:

•	trends and emerging topics with respect to executive compensation;

•	peer group selection for executive compensation benchmarking;

•	compensation practices of our peer group;

•	compensation programs for executives, directors and all of our employees; and

•	stock utilization and related metrics.

When requested, Radford consultants attend meetings of the Compensation Committee, including executive sessions in which executive compensation issues are discussed. Radford is engaged by the Compensation Committee and meets with management for purposes of gathering information for its analyses and recommendations.

In determining to engage Radford, the Compensation Committee considered the independence of Radford taking into consideration relevant factors, including the absence of other services provided to the Company by Radford, the amount of fees the Company paid to Radford as a percentage of Radford’s total revenue, the policies and procedures of Radford that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Radford with an executive officer of the Company, any business or personal relationship the individual compensation advisors employed by Radford have with any member of the Compensation Committee, and any stock of the Company owned by Radford or the individual compensation advisors employed by Radford. The Compensation Committee has determined, based on its analysis in light of all relevant factors, including the factors listed above, that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants to the Compensation Committee has not created any conflicts of interest, and that Radford is independent pursuant to the independence standards set forth in The Nasdaq Global Market listing standards promulgated pursuant to Section 10C of the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Prior to the Merger, our Compensation Committee was composed of Scott A. Canute, Duane Nash and Ronald C. Renaud, Jr., with Mr. Renaud serving as Chairperson. Since the Merger, our Compensation Committee has been composed of Scott A. Canute, Michael T. Heffernan and Cynthia Smith, with Ms. Smith serving as Chairperson. None of the members of our Compensation Committee is an officer or employee of our Company, and none of the members of our Compensation Committee has ever been an officer or employee of our Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 12, 2019 (unless otherwise specified), with respect to the beneficial ownership of our Common Stock by each person who is known, based solely on filings made under Section 13(d) and 13(g) of the Exchange Act, to own beneficially more than 5% of the outstanding shares of Common Stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the “2018 Summary Compensation Table” above), and all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of our Common Stock subject to options, restricted stock, RSUs or other rights to purchase that may be acquired within 60 days after April 12, 2019 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. As of April 12, 2019, there were 117,743,870 shares of Common Stock outstanding, and the percentages of shares beneficially owned were calculated using this number as the denominator and as specified in this paragraph. Unless otherwise indicated, the address for each beneficial owner is c/o Akebia Therapeutics, Inc., 245 First Street, Cambridge, Massachusetts 02142.

Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% or greater stockholders:
The Baupost Group, L.L.C. (1) 10 St. James Avenue, Suite 1700 Boston, MA 02116	24,471,453	20.78%

BlackRock, Inc. (2) 55 East 52nd Street New York, New York 10055	8,730,479	7.41%

Directors and named executive officers:
Adrian Adams	—	—
Jason A. Amello (3)	377,575	*
John P. Butler (4)	1,482,199	1.25%
Scott A. Canute (5)	29,684	*
Mark J. Enyedy (6)	33,688	*
Steven C. Gilman, Ph.D. (7)	62,634	*
Maxine Gowen, Ph.D. (8)	41,300	*
Michael T. Heffernan (9)	48,660	*
Rita Jain, M.D. (10)	258,132	*
Jodie P. Morrison (11)	86,093	*
Michael Rogers (12)	63,632	*
Cynthia Smith	—	—
All current directors and executive officers as a group (15 persons) (13)	3,195,743	2.66%

*	Represents beneficial ownership of less than one percent of our outstanding Common Stock.
(1)

Based solely on a Schedule 13G filed by The Baupost Group, L.L.C., Baupost Group GP, L.L.C., and Seth A. Klarman with the SEC on January 9, 2019, which also indicates that The Baupost Group, LLC, Baupost Group GP, LLC and Seth A. Klarman have sole voting power and sole dispositive power over all such shares (no shared voting or dispositive power).

(2)

Based solely on Amendment No. 4 to Schedule 13G filed by BlackRock, Inc. with the SEC on February 11, 2019, which also indicates that BlackRock, Inc. has sole dispositive power and sole voting power over all such shares.

(3)	Consists of (i) 53,618 shares of Common Stock and (ii) 323,957 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2019.
(4)	Consists of (i) 491,682 shares of Common Stock and (ii) 990,517 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2019.
(5)	Consists of 29,684 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2019.
(6)	Consists of (i) 3,743 shares of Common Stock and (ii) 29,945 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2019.
(7)	Consists of (i) 10,231 shares of Common Stock and (ii) 52,403 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2019.
(8)	Consists of (i) 1,300 shares of Common Stock and (ii) 40,000 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2019.
(9)	Consists of (i) 7,486 shares of Common Stock and (ii) 41,174 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2019.
(10)	Consists of (i) 16,332 shares of Common Stock and (ii) 241,800 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2019.
(11)	Consists of (i) 44,919 shares of Common Stock and (ii) 41,174 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2019.
(12)	Consists of (i) 11,229 shares of Common Stock and (ii) 52,403 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2019.
(13)	Consists of (i) 837,602 shares of Common Stock and (ii) 2,358,141 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2019.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Except as described below, there have been no transactions during the fiscal year ended December 31, 2018 in which any related person or related person affiliate has a direct or indirect material interest and the amount involved exceeds $120,000.

Policy for Approval of Related Person Transactions

We have adopted a Policy With Respect to Related Person Transactions that governs the review and approval of related person transactions. Pursuant to this policy, if we want to enter into a transaction with a related person or an affiliate of a related person, our General Counsel will review the proposed transaction to determine, based on applicable Nasdaq and SEC rules, if such transaction requires pre-approval by the Audit Committee and/or the Board of Directors. If pre-approval is required, such matter will be reviewed at the next regular or special Audit Committee and/or Board of Directors meeting. The Audit Committee and/or the Board of Directors will consider all relevant facts and circumstances and will approve only those related person transactions that are in the best interests of the Company and its stockholders, as determined by the Board of Directors in good faith. The Board of Directors will convey its decision to the General Counsel, who shall communicate it to the appropriate persons in the Company.

Transactions with Related Persons

Indemnification Agreements with Directors and Officers

We have entered into indemnification agreements with each of our directors and executive officers. These agreements will require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permissible under applicable law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Other Agreements

We have entered into employment agreements with certain of our executive officers. In addition, we have entered into executive severance agreements and agreements with respect to confidentiality and invention assignment with our executive officers. See the “Executive Compensation” section for certain additional details.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our outstanding Common Stock, or the Reporting Persons, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons relating to the fiscal year ended December 31, 2018, we believe that all Reporting Persons complied with all Section 16(a) reporting requirements.

GENERAL MATTERS

Availability of Certain Documents

A copy of our Annual Report has been posted on the Company’s website along with this Proxy Statement. We will mail without charge, upon written request, a copy of our Annual Report excluding exhibits. Please send a written request to our Secretary at:

Akebia Therapeutics, Inc.

245 First Street

Cambridge, MA 02142

Attention: Secretary

Stockholder Proposals and Nominations

Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary at Akebia Therapeutics, Inc., 245 First Street, Cambridge, MA 02142. To be timely for the 2020 annual meeting of stockholders, the stockholder’s notice must be delivered to us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting of stockholders, except that if the 2020 annual meeting of stockholders is set for a date that is more than 30 days before or after such anniversary date, we must receive the notice not later than the close of business on or before the tenth day following the day on which we first provide notice or public disclosure of the date of the meeting. Assuming the date of our 2020 annual meeting of stockholders is not so advanced or delayed, stockholders who wish to make a proposal or a director nomination for the 2020 annual meeting of stockholder must notify us no earlier than February 7, 2020 and no later than March 8, 2020. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2020 annual meeting of stockholder. Stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act must be received no later than 5:30 p.m. Eastern Time, December 28, 2019.

Contacting the Board of Directors

Stockholders wishing to communicate with our Board of Directors may do so by writing to the Board of Directors, or to the non-employee members of the Board of Directors as a group, at:

Akebia Therapeutics, Inc.

245 First Street

Cambridge, MA 02142

Attention: Secretary

The communication must prominently display the legend “Board Communication” in order to indicate to the Secretary that it is a communication for the Board of Directors. Upon receiving such a communication, the Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. Certain communications that are unrelated to the Board of Directors’ duties and responsibilities may not be forwarded to the Board of Directors by the Secretary, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, the Secretary will not forward any communication determined in her good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice, and if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 245 First Street, Cambridge, MA 02142, Attention: Secretary, or call us at (617) 871-2098. If you want to end “householding,” receive separate copies of the Notice, Proxy Statement, and/or Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

Appendix A

AKEBIA THERAPEUTICS, INC.

AMENDED AND RESTATED 2014 EMPLOYEE STOCK PURCHASE PLAN

Section 1.    Defined Terms

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

Section 2.    Purpose of Plan

The Plan is intended to enable Eligible Employees of the Company and its Designated Subsidiaries to use payroll deductions to purchase shares of Stock, and thereby acquire an interest in the future of the Company. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 and to be exempt from the application and requirements of Section 409A of the Code, and is to be construed accordingly.

Section 3.    Options to Purchase Stock

Subject to adjustment pursuant to Section 16 of the Plan, the maximum aggregate number of shares of Stock available for purchase pursuant to the exercise of Options granted under the Plan to Eligible Employees will be 5,763,545. The shares of Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock, treasury Stock, or Stock acquired in an open-market transaction. If any Option granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Stock subject to such Option will again be available for purchase pursuant to the exercise of Options under the Plan. If, on an Exercise Date, the total number of shares of Stock that would otherwise be subject to Options granted under the Plan exceeds the number of shares then available under the Plan (after deduction of all shares for which Options have been exercised or are then outstanding), the Administrator shall make a pro rata allocation of the shares remaining available for the Option grants in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Administrator shall give written notice to each Participant of such reduction of the number of Options affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

Section 4.    Eligibility

Subject to Section 13 of the Plan, and any exceptions and limitations set forth in Section 6 of the Plan, or as may be provided elsewhere in the Plan, each Employee who (a) has been continuously employed by the Company or a Designated Subsidiary, as applicable, for at least twenty (20) business days as of the first day of any Option Period, (b) customarily works twenty (20) hours or more per week, (c) customarily works for more than 5 months in any calendar year and (d) satisfies the requirements set forth in the Plan, will be an Eligible Employee. In no event, however, may an Employee be granted an Option under the Plan if, immediately after the Option is granted, the Employee would own (or pursuant to Section 424(d) of the Code would be deemed to own) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its Parent or Subsidiaries, if any. The Administrator may, for Option Periods that have not yet commenced, establish additional eligibility requirements not inconsistent with Section 423.

Section 5.    Option Periods

The Plan will generally be implemented by a series of “Option Periods”. Unless otherwise determined by the Administrator, the Option Periods will be the six-month periods commencing on the first trading days of January and July and ending on the last trading days of June and December, respectively, of each year. The last day of each such Option Period will be an “Exercise Date”. The Administrator may change the Exercise Date

(including the number of Exercise Dates within each Option Period) and the commencement date, ending date and duration of the Option Periods to the extent permitted by Section 423, provided that no Exercise Date will be later than 7 business days after the end of the applicable Option Period.

Section 6.    Option Grant

Subject to the limitations set forth in Section 4 and Section 10 of the Plan and the Maximum Share Limit, on the first day of an Option Period, each Participant automatically will be granted an Option to purchase shares of Stock on the Exercise Date; provided, however, that no Participant will be granted an Option under the Plan that permits the Participant’s right to purchase shares of Stock under the Plan and under all other employee stock purchase plans of the Company and its Parent and Subsidiaries, if any, to accrue at a rate that exceeds $25,000 in Fair Market Value (or such other maximum as may be prescribed from time to time by the Code) for each calendar year during which any Option granted to such Participant is outstanding at any time, as determined in accordance with Section 423(b)(8) of the Code and the regulations promulgated thereunder.

Section 7.    Method of Participation

To participate in an Option Period, an Eligible Employee must execute and deliver to the Administrator a payroll deduction and participation authorization form in accordance with the procedures prescribed by and in a form acceptable to the Administrator and, in so doing, the Eligible Employee will thereby become a Participant as of the first day of such Option Period. Such an Eligible Employee will remain a Participant with respect to subsequent Option Periods until his or her participation in the Plan is terminated as provided herein. Eligible Employees may only participate in one Option Period at a time. Such payroll deduction and participation authorization must be delivered no later than ten (10) business days prior to the first day of an Option Period, or such other time as specified by the Administrator.

A Participant’s authorization will remain in effect for subsequent Option Periods unless the Participant files a new authorization within ten (10) business days prior to the first day of such new Option Period (or such other time as specified by the Administrator) or the Participant’s Option is cancelled pursuant to Section 13 or Section 14 of the Plan. During an Option Period, payroll deduction authorizations may not be increased and may be decreased only once. To decrease a payroll deduction authorization during an Option Period, a Participant must submit a new authorization, which will become effective as to future pay dates as soon as administratively practicable after such authorization is submitted. For the avoidance of doubt, a Participant may terminate his or her payroll deduction authorization by canceling his or her Option in accordance with Section 13 of the Plan.

Each payroll deduction authorization will request payroll deductions in a whole percentage amount between 1% and 15% of the employee’s base pay or salary per payroll period. For the avoidance of doubt, no payroll deductions will be taken pursuant to this Section 7 from any cash compensation other than base pay or salary, including, without limitation, overtime, cash bonuses or commissions.

All payroll deductions made pursuant to this Section 7 will be credited to the Participant’s Account. Amounts credited to a Participant’s Account will not be required to be set aside in trust or otherwise segregated from the Company’s general assets.

Section 8.    Method of Payment

A Participant must pay for shares of Stock purchased upon the exercise of an Option with accumulated payroll deductions credited to the Participant’s Account or such other method as authorized by the Administrator.

Section 9.    Purchase Price

The Purchase Price of shares of Stock issued pursuant to the exercise of an Option on each Exercise Date will be eighty-five percent (85%) (or such greater percentage specified by the Administrator to the extent permitted under Section 423) of the lesser of (a) the Fair Market Value of a share of Stock on the date on which the Option was granted pursuant to Section 6 of the Plan (i.e., the first day of the Option Period) and (b) the Fair Market Value of a share of Stock on the date on which the Option is deemed exercised pursuant to Section 10 of the Plan (i.e., the Exercise Date).

Section 10.    Exercise of Options

Subject to the limitations set forth in Section 6 of the Plan and this Section 10, with respect to each Option Period, on the applicable Exercise Date, each Participant will be deemed to have exercised his or her Option and the accumulated payroll deductions in the Participant’s Account and such other amounts credited to the Participant’s Account in such other method as authorized by the Administrator pursuant to Section 8 above will be applied to purchase the greatest number of whole shares of Stock (rounded down to the nearest whole share) that can be purchased with such Account balance at the applicable Purchase Price; provided, however, that no more than 1,500 shares of Stock may be purchased by a Participant on any Exercise Date, or such lesser number as the Administrator may prescribe in accordance with Section 423 (the “Maximum Share Limit”). As soon as practicable thereafter, shares of Stock so purchased will be placed, in book-entry form, into a record keeping account in the name of the Participant. No fractional shares will be purchased; any payroll deductions accumulated in a Participant’s Account that are not sufficient to purchase a full share will be retained in the Participant’s Account for the subsequent Option Period, subject to earlier withdrawal by the Participant as provided in Section 13 of the Plan.

Except as provided above with respect to fractional shares, any amount of payroll deductions in a Participant’s Account that are not used for the purchase of shares of Stock, whether because of the Participant’s withdrawal from participation in an Option Period or for any other reason, will be returned to the Participant or his or her designated beneficiary or legal representative, as applicable, without interest, as soon as administratively practicable after such withdrawal or other event, as applicable.

If the Participant’s accumulated payroll deductions on the Exercise Date would otherwise enable the Participant to purchase shares of Stock in excess of the Maximum Share Limit or the maximum Fair Market Value set forth in Section 6 of the Plan, the excess of the amount of the accumulated payroll deductions over the aggregate Purchase Price of the shares of Stock actually purchased will be returned to the Participant, without interest, as soon as administratively practicable after such Exercise Date.

Notwithstanding any provision of the Plan to the contrary, no Option may be exercised after 27 months from its grant date.

Section 11.    Interest

No interest will be payable on any amount held in the Account of any Participant.

Section 12.    Taxes

Payroll deductions will be made on an after-tax basis. The Administrator will have the right, as a condition to exercising an Option, to make such provision as it deems necessary to satisfy its obligations to withhold federal, state, local income or other taxes incurred by reason of the purchase or disposition of shares of Stock under the Plan. In the Administrator’s discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of shares of Stock to the Company, including shares of Stock purchased under the Plan, valued at Fair Market Value, but not in excess of the minimum statutory amounts required to be withheld.

Section 13.    Cancellation and Withdrawal

A Participant who holds an Option under the Plan may cancel all (but not less than all) of his or her Option and terminate his or her payroll deduction authorization by revoking such authorization by written notice delivered to the Administrator, which, to be effective with respect to an upcoming Exercise Date, must be delivered not later than ten (10) business days prior to such Exercise Date (or such other time as specified by the Administrator). Upon such termination and cancellation, the balance in the Participant’s Account will be returned to the Participant, without interest, as soon as administratively practicable thereafter. For the avoidance of doubt, a Participant who reduces his or her withholding rate for future payroll periods to zero pursuant to Section 7 of the Plan, will be deemed to have revoked his or her payroll deduction authorization and canceled his or her Option.

A Participant who makes a hardship withdrawal from a 401(k) Plan will be deemed to have terminated his or her payroll deduction authorization for subsequent payroll dates relating to the then current Option Period as of the date of such hardship withdrawal and amounts accumulated in the Participant’s Account as of such date will be returned to the Participant, without interest, as soon as administratively practicable thereafter. An Employee who has made a hardship withdrawal from a 401(k) Plan will not be permitted to participate in Option Periods commencing after the date of his or her hardship withdrawal until the first Option Period that begins at least six months after the date of his or her hardship withdrawal.

Section 14.    Termination of Employment; Death of Participant

Upon the termination of a Participant’s employment with the Company (or a Designated Subsidiary, as applicable) for any reason or the death of a Participant during an Option Period prior to an Exercise Date or in the event the Participant ceases to qualify as an Eligible Employee, the Participant will cease to be a Participant, any Option held by him or her under the Plan will be deemed canceled, the balance in the Participant’s Account will be returned to the Participant (or his or her estate or designated beneficiary in the event of the Participant’s death), without interest, as soon as administratively practicable thereafter, and the Participant will have no further rights under the Plan.

Section 15.    Equal Rights; Participant’s Rights Not Transferable

All Participants granted Options under the Plan will have the same rights and privileges consistent with the requirements set forth in Section 423. Any Option granted under the Plan will be exercisable during the Participant’s lifetime only by him or her and may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates or attempts to violate the terms of this Section 15, as determined by the Administrator in its sole discretion, any Options held by him or her may be terminated by the Company and, upon the return to the Participant of the balance of his or her Account, without interest, all of the Participant’s rights under the Plan will terminate.

Section 16.    Change in Capitalization; Merger

In the event of any change in the outstanding Stock by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares of Stock available under the Plan, the number and type of shares of Stock granted under any outstanding Options, the maximum number and type of shares of Stock purchasable under any outstanding Option, and the purchase price per share of Stock under any outstanding Option will be appropriately adjusted; provided, that any such adjustment shall be made in a manner that complies with Section 423.

In the event of a sale of all or substantially all of the Stock or a sale of all or substantially all of the assets of the Company, or a merger or similar transaction in which the Company is not the surviving corporation or that results in the acquisition of the Company by another person, the Administrator may, in its discretion, (a) if the Company is merged with or acquired by another corporation, provide that each outstanding Option will be assumed or exchanged for a substitute Option granted by the acquiror or successor corporation or by a parent or subsidiary of the acquiror or successor corporation, (b) cancel each outstanding Option and return the balances in Participants’ Accounts to the Participants, and/or (c) pursuant to Section 18 of the Plan, terminate the Option Period on or before the date of the proposed sale, merger or similar transaction.

Section 17. Administration of Plan

The Plan will be administered by the Administrator, which will have the authority to interpret the Plan, determine eligibility under the Plan, prescribe forms, rules and procedures relating to the Plan and otherwise do all things necessary or appropriate to carry out the purposes of the Plan. All determinations and decisions by the Administrator regarding the interpretation or application of the Plan will be final and binding on all Participants.

The Administrator may specify the manner in which Employees are to provide notices and payroll deduction authorizations. Notwithstanding any requirement of “written notice” herein, the Administrator may permit Employees to provide notices and payroll deduction authorizations electronically.

Section 18. Amendment and Termination of Plan

The Board reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable; provided, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 will have no force or effect unless approved by the shareholders of the Company within 12 months before or after its adoption.

The Board reserves the right at any time or times to suspend or terminate the Plan. In connection therewith, the Board may provide, in its sole discretion, either that outstanding Options will be exercisable either at the Exercise Date for the applicable Option Period or on such earlier date as the Board may specify (in which case such earlier date will be treated as the Exercise Date for the applicable Option Period), or that the balance of each Participant’s Account will be returned to the Participant, without interest.

Section 19. Approvals

Shareholder approval will be obtained prior to the date that is 12 months after the date of Board approval. In the event that the Plan has not been approved by the shareholders of the Company by such date, all Options to purchase shares of Stock under the Plan will be cancelled and become null and void.

Notwithstanding anything herein to the contrary, the obligation of the Company to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of such shares of Stock and to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time.

Section 20. Participants’ Rights as Shareholders and Employees

A Participant will have no rights or privileges as a shareholder of the Company and will not receive any dividends in respect of any shares of Stock covered by an Option granted hereunder until such Option has been exercised, full payment has been made for such shares of Stock, and the shares of Stock have been issued to the Participant.

Nothing contained in the provisions of the Plan will be construed as giving to any Employee the right to be retained in the employ of the Company or any Designated Subsidiary or as interfering with the right of the Company or any Designated Subsidiary to discharge, promote, demote or otherwise re-assign any Employee from one position to another within the Company or any Designated Subsidiary at any time.

Section 21. Information Regarding Disqualifying Dispositions.

By electing to participate in the Plan, each Participant agrees to provide such information about any transfer of Stock acquired under the Plan that occurs within two years after the first day of the Option Period in which such Stock was acquired and within one year after the acquisition of such Stock as may be requested by the Company or any Designated Subsidiary in order to assist it in complying with applicable tax laws.

Section 22. Governing Law

The Plan will be governed by and interpreted consistently with the laws of the State of Delaware, except as may be necessary to comply with applicable requirements of federal law.

Section 23. Effective Date and Term

The Plan will become effective upon adoption of the Plan by the Board and no rights will be granted hereunder after the earliest to occur of (a) the Plan’s termination by the Company or (b) the issuance of all shares of Stock available for issuance under the Plan.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“401(k) Plan”: A savings plan qualifying under Section 401(k) of the Code that is sponsored by the Company for the benefit of its employees.

“Account”: A payroll deduction account maintained in the Participant’s name on the books of the Company.

“Administrator”: The Compensation Committee of the Board and its delegates, except that the Compensation Committee may delegate its authority under the Plan to a sub-committee comprised of one or more of its members, to members of the Board, or to officers or employees of the Company to the extent permitted by applicable law. In each case, references herein to the Administrator refer, as applicable, to such persons or groups so delegated to the extent of such delegation.

“Board”: The Board of Directors of the Company.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”: Akebia Therapeutics, Inc.

“Designated Subsidiary”: A Subsidiary of the Company that has been designated by the Board or the Compensation Committee of the Board from time to time as eligible to participate in the Plan as set forth on Exhibit B to the Plan.

“Effective Date”: The date set forth in Section 23 of the Plan.

“Eligible Employee”: Any Employee who meets the eligibility requirements set forth in Section 4 of the Plan.

“Employee”: Any person who is employed by the Company or a Designated Subsidiary. For the avoidance of doubt, independent consultants and independent contractors are not “Employees.”

“Exercise Date”: The date set forth in Section 5 of the Plan or otherwise designated by the Administrator with respect to a particular Option Period on which a Participant will be deemed to have exercised the Option granted to him or her for such Option Period.

“Fair Market Value”:

(a) If the Stock is readily traded on an established national exchange or trading system (including the NASDAQ Global Market), the closing price of a share of Stock as reported by the principal exchange on which such Stock is traded; provided, however, that if such day is not a trading day, Fair Market Value will mean the reported closing price of a share of Stock for the immediately preceding day that is a trading day.

(b) If the Stock is not traded on an established national exchange or trading system, the average of the bid and ask prices for shares Stock where the bid and ask prices are quoted.

(c) If the Stock cannot be valued pursuant to clauses (a) or (b), the value as determined in good faith by the Board in its sole discretion.

“Maximum Share Limit”: The meaning set forth in Section 10 of the Plan.

“Option”: An option granted pursuant to the Plan entitling the holder to acquire shares of Stock upon payment of the Purchase Price per share of Stock.

“Option Period”: An offering period established in accordance with Section 5 of the Plan.

“Parent”: A “parent corporation” as defined in Section 424(e) of the Code.

“Participant”: An Eligible Employee who elects to enroll in the Plan.

“Plan”: The Akebia Therapeutics, Inc. Amended and Restated 2014 Employee Stock Purchase Plan, as from time to time amended and in effect.

“Purchase Price”: The price per share of Stock with respect to an Option Period determined in accordance with Section 9 of the Plan.

“Section 423”: Section 423 of the Code and the regulations thereunder.

“Stock”: Common stock of the Company, par value $0.001 per share.

“Subsidiary”: A “subsidiary corporation” as defined in Section 424(f) of the Code.

EXHIBIT B

Designated Subsidiaries

Designated Subsidiaries as of the date of adoption of the Amended and Restated 2014 Employee Stock Purchase Plan by the Board are listed below:

Keryx Biopharmaceuticals, Inc.

AKEBIA THERAPEUTICS, INC. 245 FIRST STREET CAMBRIDGE, MA 02142

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. E.T. on June 5, 2019 for shares held directly and by 11:59 P.M. E.T. on June 3, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. E.T. on June 5, 2019 for shares held directly and by 11:59 P.M. E.T. on June 3, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR each director nominee:			☐	☐	☐
1.	Election of Class II Directors
Nominees
01	John P. Butler 02 Michael T. Heffernan 03 Jodie P. Morrison

The Board of Directors recommends you vote FOR proposals 2. and 3.								For	Against	Abstain
2.	Ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.							☐	☐	☐
3.	Approval of the Amended and Restated 2014 Employee Stock Purchase Plan.							☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of each director nominee in proposal 1, FOR proposal 2 and FOR proposal 3. If any other matters properly come before the meeting or any adjournment or postponement thereof, the person(s) named in this proxy will vote in their discretion in accordance with applicable law or rule.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

AKEBIA THERAPEUTICS, INC. Annual Meeting of Stockholders June 6, 2019 10:00 AM EDT This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Nicole R. Hadas and Jason A. Amello, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of AKEBIA THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM EDT on June 6, 2019, at the offices of Akebia Therapeutics, Inc., 245 First Street, Cambridge, MA 02142, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2 AND PROPOSAL 3.

IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THE PERSON(S) NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION IN ACCORDANCE WITH APPLICABLE LAW OR RULE.

Continued and to be signed on reverse side